SCHEDULE 14A INFORMATION
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Soliciting Material Pursuant to §240.14a-12

Columbia Financial, Inc.

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April 22, 2019
Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Columbia Financial, Inc. (the “Company”). We will hold the meeting at the Sheraton Mahwah Hotel located at 1 International Boulevard, Route 17 North, Mahwah, New Jersey 07495, on Thursday, June 6, 2019 at 10:00 a.m., local time.
The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.
It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online or by telephone, or to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously voted online or by telephone or if you have mailed a proxy card.
We look forward to seeing you at the meeting.
Sincerely,
Thomas J. Kemly President and Chief Executive Officer

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE:	10:00 a.m., local time, on Thursday, June 6, 2019.
PLACE:	Sheraton Mahwah Hotel 1 International Boulevard Route 17 North Mahwah, New Jersey 07495
ITEMS OF BUSINESS:	(1) To elect two directors to serve for a term of three years;
(2) To approve the Columbia Financial, Inc. 2019 Equity Incentive Plan;
(3) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and
(4) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.
RECORD DATE:	To vote, you must have been a shareholder at the close of business on April 12, 2019.
It is important that your shares be represented and voted at the meeting. You can vote your shares online or by telephone, or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.
Whether or not you plan to attend the annual meeting, please vote online or by telephone, or by marking, signing, dating and promptly returning the enclosed proxy card or voting instruction card.
By Order of the Board of Directors
Mayra L. Rinaldi Corporate Secretary
Fair Lawn, New Jersey
April 22, 2019
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 6, 2019
This proxy statement and the Company’s Annual Report on Form 10-K for the year ended
December 31, 2018, are available online at http://ir.columbiabankonline.com.

INFORMATION ABOUT THE MEETING
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Columbia Financial, Inc. (which we refer to in this proxy statement as “Columbia Financial,” “we,” “us,” “our,” or the “Company”) to be used at the annual meeting of shareholders of the Company. The Company is the holding company for Columbia Bank (the “Bank”).
Time and Location
The annual meeting will be held at the Sheraton Mahwah Hotel located at 1 International Boulevard, Route 17 North, Mahwah, New Jersey 07495 on Thursday, June 6, 2019 at 10:00 a.m., local time. A notice of internet availability of proxy materials regarding this proxy statement is being first mailed to shareholders on or about April 22, 2019.
Who Can Vote at the Meeting
You are entitled to vote your shares of Columbia Financial common stock at the annual meeting if the records of the Company show that you held your shares as of the close of business on April 12, 2019. If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.
As of the close of business on April 12, 2019, 115,889,175 shares of Columbia Financial common stock were outstanding and entitled to vote. Each share of common stock has one vote.
The Company’s certificate of incorporation provides that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit. This provision does not apply to shares held by Columbia Bank MHC, the Company’s parent mutual holding company, which owned 62,580,155 shares, or 54.0%, of the Company’s outstanding common stock as of April 12, 2019.
Advance Voting Methods
Even if you plan to attend the annual meeting in person, please vote in advance of the meeting using any one of the following advance voting methods (see page 3 for additional details).
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Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET;

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Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE; or

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If you received a paper proxy card or voting instruction form, complete, sign, date and return the proxy card or voting instruction form in the enclosed envelope BY MAIL.

Attending and Voting at the Annual Meeting
If you are a shareholder as of the close of business on April 12, 2019, you may attend the annual meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are all examples of proof of ownership. If you want to vote your shares of Columbia Financial common stock held in street name in person at the meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

INFORMATION ABOUT THE MEETING

Vote Required
The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Columbia Financial common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Our management anticipates that Columbia Bank MHC, our majority shareholder, will vote all of its shares in favor of all three proposals to be presented at the annual meeting. In addition, the Columbia Bank Foundation, in accordance with its governing documents, must vote all the shares of Columbia Financial, Inc. in the same proportion as shares are voted by all other shareholders.
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Proposal 1 — In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is two.

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Proposal 2 — In voting on the proposal to approve the Columbia Financial, Inc. 2019 Equity Incentive Plan, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires (i) the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting, and (ii) the affirmative vote of a majority of the votes cast at the annual meeting, in person or by proxy, by shareholders other than Columbia Bank MHC, the Company’s parent mutual holding company.

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Proposal 3 — In voting on the approval to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.

Abstentions and Broker Non-Votes
Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any vote taken at the annual meeting. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for purposes of determining the existence of a quorum.
Effect of Not Casting Your Vote
If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) or with respect to the proposal to approve the Columbia Financial, Inc. 2019 Equity Incentive Plan (Proposal 2). Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3).
In the election of directors, votes that are withheld will have no effect on the outcome of the election. In counting votes to approve the 2019 Equity Incentive Plan (Proposal 2) and to ratify the appointment of the independent registered public accounting firm (Proposal 3), abstentions and broker non-votes will have no effect on the outcome on either proposal.

INFORMATION ABOUT THE MEETING

Voting by Proxy
This proxy statement is being sent to you by the Board of Directors of the Company to request that you allow your shares of the Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or by telephone, or if you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.
The Board of Directors recommends that you vote:
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“FOR” each of the nominees for director;

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“FOR” the approval of the Columbia Financial, Inc. 2019 Equity Incentive Plan; and

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“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Columbia Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.
You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your Company common stock has been voted at the annual meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares in person. In addition, if you voted by telephone or via the Internet, you may revoke your vote by following the instructions provided for each. Attendance at the annual meeting will not in itself constitute revocation of your proxy.
If your Columbia Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominees, you must contact your broker, bank or other nominee.
If you have any questions about voting, please contact our proxy solicitor, Equiniti (US) Services LLC, toll free, at 833.270.9824.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
Unless you elect to receive paper copies of our proxy materials, we are sending our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) that will instruct you on how to access the proxy materials and proxy card to vote your shares by telephone or over the Internet. If you would like to receive a paper copy of our proxy materials free of charge, please follow the instructions included in the Notice. For more information on the Notice, see “Other Information — Notice and Accessibility of Proxy Materials” below.
It is anticipated that the Notice will be mailed to stockholders on or before April 22, 2019.
The Notice, this Proxy Statement and our Annual Report are available at our website under Investor Relations at http://ir.columbiabankonline.com.

INFORMATION ABOUT THE MEETING

Participants in the Bank’s ESOP and 401(k) Plan
If you participate in the Columbia Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares of Company common stock through the Columbia Bank Savings and Investment Plan (the “401(k) Plan”), you will receive a proxy card that reflects all shares you may vote under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which it does not receive timely voting instructions in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant may direct the trustee how to vote the shares of Columbia Financial common stock credited to his or her account in the 401(k) Plan. The trustee will vote all shares for which it does not receive timely instructions in the same proportion as shares for which it has received timely instructions. The deadline for returning your voting instructions to each plan’s trustee is May 30, 2019.

CORPORATE GOVERNANCE
General
The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.
Code of Ethics and Business Conduct
The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. The Code of Ethics and Business Conduct is available upon written request to Corporate Secretary, Columbia Financial, Inc., 19-01 Route 208 North, Fair Lawn, New Jersey 07410 and on the Company’s website at http://ir.columbiabankonline.com. If the Company amends or grants any waiver from a provision of the Code of Ethics and Business Conduct that applies to its executive officers, it will publicly disclose such amendment or waiver on its website and as required by applicable law, including by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.
Meetings and Committees of the Board of Directors
The Company conducts business through meetings of its Board of Directors and its committees. The Company’s Board of Directors held ten regular meetings and six special meetings during the fiscal year ended December 31, 2018. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and committees on which such director served.
The following table identifies our standing committees and their members as of April 12, 2019. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc. The Board of Directors has adopted a written charter for each committee that, among other things, specifies the scope of each committee’s rights and responsibilities. A copy of each committee charter is available in the Investor Relations section of the Company’s website at http://ir.columbiabankonline.com.
Director	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee	Risk Committee
Noel R. Holland	X	X*	X	X*
Frank Czerwinski		X	X*	X
Raymond G. Hallock	X		X	X
Thomas J. Kemly.				X
Henry Kuiken		X		X
Michael Massood, Jr.	X*			X
Elizabeth E. Randall	X		X	X
Robert Van Dyk		X		X
Number of Meetings in 2018	8	7	3	4

*
Chairman

Audit Committee.   The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors’ qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits. Among other things, the responsibilities of the Audit Committee include:

CORPORATE GOVERNANCE

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Being responsible for the appointment, compensation, retention and oversight of the independent auditors;

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Reviewing the Company’s annual and quarterly consolidated financial statements with management and the independent auditors;

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Overseeing internal audit activities;

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Pre-approving all audit and permissible non-audit services to be performed by the Company’s independent auditors;

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Authorizing, reviewing, and approving the Audit Committee Report to be included in the Company’s annual proxy statement;

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Reviewing and approving any third party transactions;

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Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by its employees of concerns regarding questionable accounting or auditing matters; and

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Reviewing the Audit Committee’s performance and the adequacy of the Audit Committee’s charter on an annual basis.

The Company also provides for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Company’s independent auditors, any independent counsel or other advisors engaged by the Audit Committee and for administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
The Board of Directors has designated Michael Massood, Jr. as an audit committee financial expert under the rules of the Securities and Exchange Commission. Mr. Massood is independent under the listing requirements of the Nasdaq Stock Market, Inc. applicable to audit committee members.
The report of the Audit Committee appears in this proxy statement under the heading “Proposal 3 — Ratification of Independent Registered Public Accounting Firm — Audit Committee Report.”
Compensation Committee.   The Compensation Committee establishes, administers and reviews the Company’s policies, programs and procedures for compensating its executive officers and directors. The functions and responsibilities of the Compensation Committee include:
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Overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees;

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Reviewing and approving annually the corporate goals and objectives applicable to the compensation of the President and Chief Executive Officer, evaluating at least annually the President and Chief Executive Officer’s performance in light of these goals and objectives, and recommending the President and Chief Executive Officer’s compensation level based on this evaluation;

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In collaboration with the President and Chief Executive Officer, reviewing and evaluating the performance of the Company’s executive officers and approving such other executive officers’ compensation and benefits;

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Reviewing, administering and making recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based plans;

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Reviewing and making recommendations to the Board of Directors regarding employment or severance arrangements or plans;

CORPORATE GOVERNANCE

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Reviewing the Company’s incentive compensation arrangements to determine whether they encourage any excessive risk-taking, reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;

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Retaining such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its duties, with direct responsibility for the appointment, compensation and oversight of work of such consultants, counsels and advisors;

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Preparing a report on executive compensation for inclusion in the Company’s annual meeting proxy statement;

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Reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company’s directors;

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Developing a succession plan for our executive officer positions, reviewing it periodically and developing and evaluating potential candidates for succession; and

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Reviewing the Compensation Committee’s performance and the adequacy of its charter on an annual basis.

Nominating/Corporate Governance Committee.   The Nominating/Corporate Governance Committee is responsible for assisting the Board of Directors in discharging its duties related to corporate governance and nominating functions. Among other things, the functions and responsibilities of the Nominating/Corporate Governance Committee include:
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Developing policies on the size and composition of the Company’s Board of Directors;

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Developing and recommending to the Board of Directors criteria to be used in identifying and selecting nominees for director;

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Reviewing possible candidates for election to the Board of Directors;

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Recommending to the Board of Directors candidates for election or re-election to the Board of Directors;

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Recommending committee structure, composition and assignments;

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Conducting an annual performance evaluation of the Board of Directors and its committees; and

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Reviewing the Nominating/Corporate Governance Committee’s performance and the adequacy of its charter on an annual basis.

Minimum Qualifications.   The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees: contributions to the range of talent, skill and expertise appropriate for the Board; financial, regulatory and business experience; knowledge of the banking and financial services industries; familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the shareholders of the Company and the best interests of the Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; current equity holdings in the Company; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of

CORPORATE GOVERNANCE

Directors and regulatory disclosure obligations. In its consideration of diversity, the Nominating/Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance.
In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.
Director Nomination Process.   The process that the Nominating/Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:
For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Nominating/Corporate Governance Committee also will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.
In evaluating potential nominees, Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.
Consideration of Recommendations by Shareholders.   It is the policy of the Nominating/Corporate Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Shareholders.   To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a shareholder must submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:
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The name of the person recommended as a director candidate;

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All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

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The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

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As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

CORPORATE GOVERNANCE

5.
A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination by the Board of Directors at the Company’s annual meeting of shareholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.
Board Leadership Structure
Our Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the positions of Chairman of the Board and President and Chief Executive Officer enables the President and Chief Executive Officer to focus on his responsibilities of running Columbia Financial and Columbia Bank and expanding and strengthening our franchise while enabling the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Noel R. Holland, who is independent under the listing requirements of the Nasdaq Stock Market, serves as Chairman of the Board and Thomas J. Kemly serves as President and Chief Executive Officer.
Board Oversight of Risk Management
Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board of Directors, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing the management of the risks the Company faces. The Risk Committee, which is comprised of the entire Board of Directors, oversees the identification and management of the various risks we face including, among other things, financial, credit, collateral, consumer compliance, operational, Bank Secrecy Act, fraud, cyber security, vendor and insurable risks.
The Audit Committee of the Board of Directors is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Compensation Committee of the Board of Directors has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee, in conjunction with our President and Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Nominating/Corporate Governance Committee of the Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.
Our senior management is responsible for implementing our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis, and reporting to our Board of Directors regarding our risk management processes. Our senior management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its

CORPORATE GOVERNANCE

committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.
Attendance at the Annual Meeting
The Board of Directors encourages directors to attend the annual meeting of shareholders. The 2019 annual meeting of shareholders will be the Company’s first annual meeting of shareholders since the completion of its minority public offering.
Diversity and Inclusion Policy
The Company’s Board of Directors has adopted a Diversity and Inclusion Policy Statement as a reflection of the Company’s belief that diversity and inclusion are both a competitive advantage and a core tenet of the Company’s future success. The Company believes that a diverse Board of Directors and workforce increases its creativity and innovation, promotes higher quality decisions, enhances economic growth, and represents the shareholders and customers it serves. The Company is committed to ensuring that it is diverse across all levels of the organization and that its policies, practices, and actions promote inclusion and continue to strengthen the Company’s ability to attract, develop and retain the best talent, while accelerating business growth, increasing shareholder value and supporting its local communities. The Company recognizes that diversity and inclusion will only be achieved by its continued compliance with applicable laws, and the commitment and accountability at the most senior levels of the organization. Our Board of Directors, executive management and leadership teams are committed to working together to implement a comprehensive strategy to support, promote, and accelerate diversity and inclusion across the Company with a focus on achieving sustained results, value and impact.

PROPOSAL 1. ELECTION OF DIRECTORS
The Company’s Board of Directors consists of eight members, all of whom are independent under the current listing standards of the Nasdaq Stock Market, except for Thomas J. Kemly, who is the President and Chief Executive Officer of the Company and the Bank. In determining the independence of its directors, the Board considered transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons.” The Board is divided into three classes with approximately three-year staggered terms, with approximately one-third of the directors elected each year.
The Board of Directors’ nominees for election to each serve a three-year term are Thomas J. Kemly and Henry Kuiken.
Unless you indicate on the proxy card that your shares should not be voted for the nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.
The Board of Directors recommends a vote “FOR” the election of Thomas J. Kemly and Henry Kuiken.
Information regarding the Board of Directors’ nominees for election at the annual meeting is provided below. Unless otherwise stated, each director has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2018. There are no family relationships among the directors or executive officers. The indicated period of service as a director includes service as a director of the Bank.

PROPOSAL 1. ELECTION OF DIRECTORS

NOMINEES FOR ELECTION OF DIRECTORS:
THOMAS J. KEMLY Age: 60
Biographical Information:
Appointed President & Chief Executive Officer of Columbia Bank on December 31, 2011. Mr. Kemly began his career with Columbia Bank on May 18, 1981 as a Management Trainee and held various positions in the accounting department. In 1984, he was promoted to Controller. Mr. Kemly was promoted to Vice President, Chief Financial Officer in 1992 and promoted to Senior Vice President, Chief Financial Officer in 1993. In 2001, he was promoted to Senior Executive Vice President, Chief Administrative Officer and later had his title changed to Senior Executive Vice President, Chief Operating Officer in 2002. Mr. Kemly was appointed to the Board of Directors in 2006 and subsequently promoted to President and Chief Executive Officer in 2011. Mr. Kemly holds Bachelor’s degrees in Business Administration and Psychology from Trenton State College and an MBA in Finance from Fordham University.

Director Since: 2006
Qualifications:
Mr. Kemly’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities Columbia Bank serves affords the Board of Directors valuable insight regarding the business and operation of Columbia Bank. Mr. Kemly’s knowledge of Columbia Financial’s and Columbia Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.

HENRY KUIKEN Age: 75	Biographical Information: Executive Vice President for Kuiken Bros. Co., a building supply sales company.
Director Since: 1987
Qualifications:
Mr. Kuiken’s strong business background, as well as his building and real estate experience and knowledge of local market conditions, provides the Board of Directors with invaluable insight into the needs of the local communities that Columbia Bank serves.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE:
FRANK CZERWINSKI Age: 73
Biographical Information:
Director of Real Estate Operations for Philip Morris Companies prior to his retirement. Mr. Czerwinski also served as Vice President of Real Estate Operations for the Olnick Organization and was responsible for overseeing all of the organization’s commercial activities. He has also developed and constructed a number of commercial properties in the New Jersey area.

Director Since: 1994
Qualifications:
Mr. Czerwinski’s significant commercial real estate experience provides the Board of Directors with invaluable insight into the needs of the local communities that Columbia Bank serves.

Term Expires: 2020

MICHAEL MASOOD, JR. Age: 64	Biographical Information: President of Massood & Company, P.A., CPAs, a certified public accounting firm, since 1981.
Director Since: 2003
Qualifications:
As a certified professional accountant, Mr. Massood provides the Board of Directors with critical experience regarding accounting and financial matters. Mr. Massood’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities Columbia Bank serves affords the Board of Directors valuable insight regarding the business and operation of Columbia Bank.

Term Expires: 2020

ELIZABETH E. RANDALL Age: 65
Biographical Information:
Commissioner of the Bergen County Improvement Authority and also currently serves as a member of the audit committee of the New Jersey Municipal Excess Liability Fund. From 2004 to 2006, Ms. Randall served on the Bergen County Board of Chosen Freeholders. Prior to that, Ms. Randall served as the New Jersey Commissioner of Banking and Insurance. Ms. Randall also serves as a member of the Board of Directors of the YWCA of Northern New Jersey.

Director Since: 2003
Qualifications:
Ms. Randall’s service as an elected and appointed government official, as well as her prior bank regulatory experience, provides the Board of Directors with invaluable insight into the needs of the local communities that Columbia Bank serves.

Term Expires: 2020

PROPOSAL 1. ELECTION OF DIRECTORS

NOEL R. HOLLAND Age: 68	Biographical Information: Partner in the law firm of Andersen & Holland, located in Midland Park, New Jersey, from January 1976 until his retirement in March 2017.
Director Since: 2005
Qualifications:
Mr. Holland’s expertise as a partner in a law firm, and his real estate transactional experience and involvement in business and civic organizations in the communities Columbia Bank serves, provide the Board of Directors with valuable insight. Mr. Holland’s years of providing legal counsel and operating a law office position him well to continue to serve as a director of a public company.

Term Expires: 2021

RAYMOND G. HALLOCK Age: 75
Biographical Information:
President and Chief Executive Officer of Columbia Bank from January 2002 until his retirement in December 2011. Mr. Hallock previously served as an audit manager with KPMG LLP and specialized in financial institutions. Mr. Hallock is also a Past Chairman of the New Jersey League of Community Bankers.

Director Since: 1999
Qualifications:
Mr. Hallock’s extensive experience in the local banking industry and involvement in business, civic and charitable organizations in the communities Columbia Bank serves affords the Board of Directors with valuable insight regarding the business and operations of Columbia Bank.

Term Expires: 2021

ROBERT VAN DYK Age: 65
Biographical Information:
President and Chief Executive Officer of Van Dyk Health Care, a health care services company, since July 1994 and the President and Chief Executive Officer of two other hospitals since 1980. He serves on many charitable and civic organizations, including colleges, universities, hospitals, religious organizations and foundations within the communities that Columbia Bank serves. In addition, Mr. Van Dyk has been actively involved in various organizations for the past 20 years, and he served as chairman of two separate national health care organizations.

Director Since: 1994
Qualifications:
Mr. Van Dyk’s strong business background, as well as his experience and expertise with respect to regulated industries, provides the Board of Directors with invaluable insight into the needs of the local communities that Columbia Bank serves.

Term Expires: 2021

PROPOSAL 1. ELECTION OF DIRECTORS

Director Compensation
During 2018, the non-employee directors of Columbia Bank received compensation for service and attendance as follows:
•
The Chairman of the Board of Directors received an annual retainer of  $134,500;

•
The Chairman of the Audit Committee received an annual retainer of  $7,500;

•
Directors (other than the Chairman of the Board) received an annual retainer of  $67,800;

•
Members of the Nominating/Corporate Governance Committee received an annual retainer of $5,000;

•
The Chairman of the Board received an additional fee of  $1,500 for each board meeting attended.

•
Directors (other than the Chairman of the Board) received an additional fee of  $1,300 for each board meeting attended.

Board members do not receive any additional compensation as a result of their service as directors of Columbia Financial or Columbia Bank MHC.
The following table sets forth the compensation received by individuals who served as our non-employee directors during the year ended December 31, 2018.
Name	Fees Earned or Paid in Cash	Nonqualified Deferred Compensation Earnings	All Other Compensation(1)	Total
Frank Czerwinski	$110,400	$—	$1,459	$111,859
Raymond G. Hallock	102,700	—	4,226	106,926
Noel R. Holland	187,500	—	4,366	191,866
Henry Kuiken	101,600	—	7,255	108,855
Michael Massood, Jr.	107,800	—	25,971	133,771
Elizabeth E. Randall	105,300	—	706	106,006
Jack R. Salvetti(2)	97,700	—	—	97,700
Robert Van Dyk	102,900	—	17,393	120,293

(1)
Represents health insurance and term life insurance premiums.

(2)
Mr. Salvetti resigned from the Board of Directors effective January 23, 2019.

Director Deferred Compensation Plan.   We maintain a Director Deferred Compensation Plan in order to provide a deferred compensation opportunity to directors of Columbia Bank. Under the plan, a director may elect to defer up to 100% of his or her total cash compensation (including retainers and meeting fees) expected to be earned during a plan year. Interest is credited on a director’s account balance at the Federal Funds Rate plus one percent. The interest rate is determined as of the first business day of each year and remains the same for the entire year. Upon a director’s termination of service for any reason (or, if elected by a director, upon a change in control of Columbia Bank), Columbia Bank will pay the director his or her accumulated benefit under the plan (i) in a lump sum payment as soon as practicable following his or her termination of service (or change in control, as applicable) or (ii) if elected by the director, as an annual benefit in twelve equal monthly installments payable over a period of up to ten years on the first day of each month commencing with the month following his or her termination of service (or change in Control, as applicable). The plan further provides that if a director fails to make a payment election, or if a director’s accumulated benefit under the plan is less than $10,000, the director’s benefit will be paid in a lump sum. In addition, a director is permitted to elect to receive an in-service distribution of a specific year’s deferrals as adjusted for interest, subject to certain limitations. In connection with the public offering, in 2018, directors were provided with the opportunity to direct the investment of portions of their plan account balances into phantom shares of common stock by way of a transfer of these amounts to the Columbia Bank Stock-Based Deferral Plan.

PROPOSAL 2. APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN
Overview
The Columbia Financial Board of Directors unanimously recommends that stockholders approve Columbia Financial, Inc.’s 2019 Equity Incentive Plan (referred to in this proxy statement as the 2019 Equity Plan). Our Board of Directors unanimously approved the 2019 Equity Plan on April 16, 2019. The 2019 Equity Plan will become effective on June 6, 2019 (referred to in this proxy statement as the “Plan Effective Date”) if the Columbia Financial stockholders approve the 2019 Equity Plan on that date. No awards have been made under the 2019 Equity Plan.
No awards may be granted under the 2019 Equity Plan after the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2019 Equity Plan at that time will continue to be governed by the 2019 Equity Plan and the agreements under which they were granted.
The 2019 Equity Plan reflects the following equity compensation plan best practices:
•
Individual dollar limits on annual cash and equity non-employee director compensation and individual percentage limits on the maximum amount of shares that may be awarded under the 2019 Equity Plan to any one non-employee director pursuant to the Option Award Pool, as defined herein, and the Full Value Award Pool, as defined herein;

•
Limits on the maximum number of shares, in the aggregate, that may be granted to any one employee under the 2019 Equity Plan pursuant to the Option Award Pool and the Full Value Award Pool, respectively;

•
Minimum vesting requirement of one year for all equity-based awards, except that up to 5% of authorized shares may be issued pursuant to awards that do not meet this requirement and any award may provide for accelerated vesting for death, disability, involuntary termination without cause, and resignation for “good reason”;

•
Provides that performance goals may be established by the Compensation Committee in connection with the grant of awards;

•
No grants of below-market stock options or stock appreciation rights (referred to in this proxy statement as SARs);

•
No repricing of stock options or SARs and no cash buyout of underwater stock options or SARs;

•
No payment of dividends or dividend equivalents on stock options or SARs;

•
No payments of dividends or dividend equivalents on any award prior to date on which award vests;

•
No liberal change in control definition;

•
Double trigger treatment upon change in control except to extent awards are not assumed or replaced in change in control;

•
No excise tax gross-ups on “parachute payments”; and

•
Awards subject to Columbia Financial recoupment/clawback policy.

The full text of the 2019 Equity Plan is attached as Annex 1 to this proxy statement, and the following summary of the 2019 Equity Plan is qualified in its entirety by reference to Annex 1.

PROPOSAL 2. APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN

Why Columbia Financial Believes You Should Vote to Approve the 2019 Equity Plan
Our Board of Directors believes that equity-based incentive awards can play a key role in the success of Columbia Financial by encouraging and enabling employees, officers and non-employee directors of Columbia Financial and its subsidiaries, affiliates and divisions, including Columbia Bank (as used in this section, Columbia Financial, Columbia Bank and their respective subsidiaries, divisions and affiliates are collectively referred to as, “Columbia Financial”), upon whose judgment, initiative and efforts Columbia Financial has depended and continues to largely depend for the successful conduct of its business, to acquire an ownership stake in Columbia Financial, thereby stimulating their efforts on behalf of Columbia Financial and strengthening their desire to remain with Columbia Financial. The details of the key design elements of the 2019 Equity Plan are set forth in the section entitled “— Plan Summary” beginning on page 20 of this proxy statement. As is further described therein, we believe our continued future success depends in part on our ability to attract, motivate and retain the talented and highly qualified employees and non-employee directors necessary for our continued growth and success.
Historically, We Have Not Been Able to Make Equity-Based Incentive Awards
We view the use of Columbia Financial common stock as part of our compensation program as an important component to our future success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. Columbia Financial believes that equity-based compensation motivates employees to create stockholder value because the value employees realize from equity-based compensation is based on Columbia Financial’s stock price performance. Equity-based compensation aligns the compensation interests of our employees with the investment interests of our stockholders and promotes a focus on long-term value creation because Columbia Financial’s equity-based compensation awards can be subject to vesting and/or performance criteria.
If the 2019 Equity Plan is not approved, Columbia Financial will have to rely entirely on the cash component of its employee compensation program to attract new employees and to retain our existing employees, which may not necessarily align employee compensation interests with the investment interests of Columbia Financial stockholders as well as the alignment achieved by equity-based awards. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in Columbia Financial’s business or returned to Columbia Financial’s stockholders. If the 2019 Equity Plan is approved, it is anticipated that one-half of the cash awards granted to executives for the 2018 – 2021 performance period under Columbia Financial’s existing Long Term Incentive Plan will be replaced with equity awards and that all of the Long Term Incentive Plan cash awards granted for the 2019 – 2022 performance period will be replaced with equity awards. If the event the 2019 Equity Plan is not approved, Columbia Financial could also be at a severe competitive disadvantage as it would not be able to use stock-based awards to recruit and compensate its officers and other key employees and thereby could impact our future growth plans.
Equity Awards Will Enable Us to Better Compete for Talent in Our Marketplace
Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as an important step in our ability to compete for talent within our marketplace. If the 2019 Equity Plan is not approved, we will be at a significant disadvantage as compared to our competitors to attract and retain our executives as well as directors and this could affect our ability to achieve our business plan growth and goals.
Adoption of Equity Based Incentive Plans is Routinely Done by Newly Public Financial Institutions
Columbia Financial completed its minority stock offering on April 19, 2018 and its common stock began trading on April 20, 2018. Prior to that time, all of Columbia Financial’s common stock was held by Columbia Bank MHC and Columbia Financial could not provide equity-based incentives to its

PROPOSAL 2. APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN

executive officers, employees and non-employee directors. Of the 64 institutions that conducted a full conversion, minority stock offering or a second-step conversion during the period January 2012 through January 2018, 62 of such institutions adopted equity based incentive plans.
Our Share Reserve is as Disclosed in Connection with our Minority Stock Offering
The number of restricted stock awards and stock options that may be granted under the 2019 Equity Plan, measured as a percentage of total outstanding shares issued in the minority stock offering, is consistent with that which was disclosed in connection with our minority stock offering in 2018 and consistent with the amount permitted under federal banking regulations for equity plans adopted within the first year following a minority stock offering. Although we are not bound by the limits imposed under the federal banking regulations since we will be implementing our plan after the one-year period following our offering, we have determined to maintain the size of the share reserve at that limit. The share pool under the 2019 Equity Plan represents 6.86% of the total shares of Columbia Financial common stock outstanding, of which 1.96% is comprised of the Full Value Award Pool and 4.90% is comprised of the Stock Option Award Pool.
Determination of Shares Available and Share Pool under 2019 Equity Plan
Columbia Financial is requesting approval of 7,949,996 shares of its common stock for awards under the 2019 Equity Plan (referred to in this proxy statement as the share pool), subject to adjustment as described in the 2019 Equity Plan. The shares of common stock issued by Columbia Financial under the 2019 Equity Plan will be currently authorized but unissued shares or shares that may subsequently be acquired as treasury shares, including shares that may be purchased on the open market or in private transactions.
In determining the number of shares to request pursuant to the 2019 Equity Plan, Columbia Financial considered a number of factors, including: (i) the recommendations and analysis provided by McLagan, an AON Hewitt Company (“McLagan”), the independent compensation consultant retained by the Compensation Committee to assist in the design and implementation of the 2019 Equity Plan; (ii) industry practices related to the adoption of equity based incentive plans by recently converted institutions; (iii) applicable banking regulations related to the adoption of equity based incentive plans; and (iv) guidelines issued by proxy advisory firms with respect to equity incentive plans, including the potential cost and dilution to stockholders associated with the share pool.
Columbia Financial disclosed to shareholders in its 2018 minority stock offering that it expected to adopt an equity incentive plan that would include restricted stock awards and stock options equal to 1.96 % and 4.90%, respectively, of the total shares issued in connection with the minority stock offering, including shares issued to the Columbia Bank Foundation. The total amount of shares we disclosed for the equity incentive plans totaled 7,949,996, which is the amount permitted under applicable bank regulations for equity plans implemented in the one year period following a minority stock offering. Even though we are implementing the 2019 Equity Plan after the one year period, we have determined to maintain the size of the 2019 Equity Plan at the amount disclosed in connection with our minority stock offering.
Application of Share Pool
Columbia Financial has determined that the 2,271,427 may be issued as restricted stock award shares or restricted stock units, including performance shares and performance units (or 1.96% of total outstanding shares of common stock of Columbia Financial (“Full Value Award Pool”)) and 5,678,569 shares may be issued as stock options or SARs (or 4.90% of total outstanding shares of common stock of Columbia Financial (“Option Award Pool”)).
Incentive Stock Options
One of the requirements for the favorable tax treatment available to Incentive Stock Options (“ISOs”) under the Code is that the 2019 Equity Plan must specify, and the Columbia Financial stockholders must approve, the number of shares available for issuance pursuant to ISOs. As a result,

PROPOSAL 2. APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN

in order to provide flexibility to the Committee, the 2019 Equity Plan provides that all or any portion of the Option Award Pool may be issued pursuant to ISOs.
Current Stock Price
The closing price of Columbia Financial common stock on The Nasdaq Global Select Market on April 18, 2019 was $15.55 per share.
In evaluating this proposal, stockholders should specifically consider the information set forth under the section entitled “— Plan Summary” beginning on page 20 of this proxy statement.
Code Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), as in effect prior to the enactment of the Tax Cuts and Jobs Act (“TCJA”) in December 2017, limited to $1 million the deduction that a company was permitted to take for annual compensation paid to each “covered employee” (at that time defined as the CEO and the three other highest paid executive officers employed at the end of the year other than the CFO), except to the extent the compensation qualified as “performance-based” for purposes of Section 162(m). The TCJA retained the $1 million deduction limit, but it repealed the performance-based compensation exemption and expanded the definition of “covered employees” effective for taxable years beginning after December 31, 2017. “Covered employees” for a fiscal year now include any person who served as CEO or CFO of a company at any time during that fiscal year, the three other most highly compensated company executive officers for that fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year (but not earlier than 2017) as determined pursuant to the pre-TCJA version of Section 162(m). Any awards that Columbia Financial grants pursuant to the 2019 Equity Plan to covered employees, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. While the Compensation Committee intends to consider the deductibility of compensation when making equity awards, it is only one factor it considers. Because of the elimination of the performance-based compensation exemption, the Compensation Committee expects that a portion of the compensation paid to covered employees in the form of equity grants under the 2019 Equity Plan may not be deductible by Columbia Financial.
Plan Summary
The following summary of the material terms of the 2019 Equity Plan is qualified in its entirety by reference to the full text of the 2019 Equity Plan, which is attached as Annex 1 to this proxy statement. The 2019 Equity Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.
Purpose of the 2019 Equity Plan
The purpose of the 2019 Equity Plan is to promote the long-term growth and profitability of Columbia Financial and its subsidiaries by (i) providing employees and non-employee directors of Columbia Financial and its subsidiaries, affiliates and division with incentives to maximize stockholder value and otherwise contribute to the success of Columbia Financial, and (ii) enabling Columbia Financial to attract, retain and reward the best available persons for positions of substantial responsibility and to recognize significant contributions made by such individuals to the Company’s success.
Administration of the 2019 Equity Plan
The 2019 Equity Plan will be administered by the Compensation Committee or such other committee consisting of two or more independent members of the Columbia Financial Board of Directors as may be appointed by the Board of Directors to administer the 2019 Equity Plan (referred to in this proxy statement as the “Committee”). If any member of the Committee does not qualify as a

PROPOSAL 2. APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN

“non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, the Columbia Financial Board of Directors will appoint a subcommittee of the Committee, consisting of at least two members of the Columbia Financial Board of Directors, to grant awards to officers and members of the Columbia Financial Board of Directors who are subject to Section 16 of the Exchange Act, and each member of such subcommittee must satisfy the above requirements. References to the Committee in this summary include and, as appropriate, apply to any such subcommittee. To the extent permitted by law, the Committee may also delegate its authority to one or more persons who are not members of the Columbia Financial Board of Directors, except that no such delegation will be permitted with respect to officers who are subject to Section 16 of the Exchange Act.
Certain Restrictions
•
No dividend equivalents will be granted with respect to any stock option or SAR. Additionally, no dividends or dividend equivalents will be paid currently with respect to any other award while the award is unvested. Instead, any dividends or dividend equivalents with respect to an unvested award will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, the achievement of performance goals).

•
The minimum vesting period for each award granted under the 2019 Equity Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the 2019 Equity Plan may be issued pursuant to awards with minimum vesting periods of less than one year. In addition, the minimum vesting requirement does not apply to accelerated vesting on account of death, disability, involuntary termination without cause, or resignation for good reason as otherwise permitted by the 2019 Equity Plan. Although no decision has been made, we anticipate that the Committee will impose minimum vesting periods on the initial grants made under the 2019 Equity Plan of no less than three (3) years in connection with performance-based awards and up to five (5) years with respect to the time based awards.

Eligible Participants
Employees of Columbia Financial and its subsidiaries and non-employee members of the Columbia Financial and Columbia Bank’s Board of Directors and will be eligible for selection by the Committee for the grant of awards under the 2019 Equity Plan. As of April 16, 2019, approximately 644 employees of Columbia Financial and its subsidiaries and seven (7) non-employee members of the Columbia Financial Board of Directors were eligible for awards under the 2019 Equity Plan.
Types of Awards
The 2019 Equity Plan provides for the grant of performance shares, performance units, restricted stock, restricted stock units (“RSUs”), non-qualified stock options (“NQSOs”), ISOs, and SARs. ISOs may be granted only to employees of Columbia Financial.
Individual Limits
The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. Subject to adjustment as described in the 2019 Equity Plan:
•
For any one non-employee director, the maximum number of stock options and SARs that may be granted over the life of the plan to any one non-employee director shall not exceed 3.5% of the Option Award Pool and the maximum number of restricted stock or RSUs (including performance based awards) that may be granted to any one non-employee director over the life of the plan may not exceed 3.5% of the Full Value Award Pool.

•
For any one non-employee director, the maximum aggregate amount of cash paid in any one fiscal year of Columbia Financial to such non-employee director for service as a member of the Board of Directors during such fiscal year, including service performed in such fiscal year

PROPOSAL 2. APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN

but for which payment is not made until the following fiscal year, and grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all equity awards granted in such fiscal year to such non-employee director shall not exceed $1,200,000.
•
The maximum number of shares of the Full Value Award Pool that, in the aggregate, may be granted over the life of the 2019 Equity Plan to any one employee participant shall not exceed 25% of the Full Value Award Pool.

•
The maximum number of shares of the Option Award Pool that, in the aggregate, may be granted over the life of the 2019 Equity Plan to any one employee participant shall not exceed 25% of the Option Award Pool.

Although no decision has been made, we anticipate that the initial grants made by the Committee to non-employee directors and employees under the Full Value Award Pool and the Option Award Pool will, in each case, be less than the limits set forth in the 2019 Equity Plan.
Adjustments
The Committee shall make equitable adjustments in the number and class of securities available for issuance under the 2019 Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2019 Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transaction or event.
Performance Shares and Units
The Committee will specify the terms of a performance share or performance unit award in the award agreement. A performance share will have an initial value equal to the fair market value of a share on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the performance share or performance unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will determine the number or value of the performance share or unit that will be paid out to the participant. The Committee may provide for payment of earned performance shares/units in cash, shares of Columbia Financial’s common stock, other Columbia Financial securities or any combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period. It is anticipated that the initial grants of any performance shares/units that are made in the first year following shareholder approval of the 2019 Equity Plan will include a time-based vesting component of a minimum of three (3) years.
Performance shares/units will possess voting rights and will accrue dividend equivalents only to the extent provided in the award agreement evidencing the award; provided, however, that rights to dividend equivalents are permitted only to the extent they comply with, or are exempt from, Section 409A of the Code (referred to in this proxy statement as Section 409A). Any rights to dividends or dividend equivalents on performance shares/units or any other award subject to performance conditions will be subject to the same restrictions on vesting and payment as the underlying award.
Performance Measures
A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific division, subsidiary, employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance

PROPOSAL 2. APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN

objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period.
In determining whether any performance goal has been satisfied, the Committee may include or exclude any or all items that are unusual or infrequent, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of Columbia Financial and its subsidiaries, affiliates and divisions, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations, tax laws or accounting principles. In addition, the Committee may adjust any performance goal for a performance period as it deems equitable to recognize unusual or infrequent events affecting Columbia Financial and its subsidiaries, affiliates and divisions, changes in laws or regulations or accounting principles, mergers, acquisitions and divestitures, or any other factors as the Committee may determine.
Restricted Stock and Restricted Stock Units
The Committee will specify the terms of a restricted stock or RSU award in the award agreement, including the number of shares of restricted stock or number of RSUs; the purchase price, if any, to be paid for such restricted stock or RSU (which may be equal to or less than the fair market value of a share and may be zero, subject to such minimum consideration as may be required by applicable law); any restrictions applicable to the restricted stock or RSUs such as continued service or achievement of performance goals; the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period; the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock or to receive dividend equivalents in the case of RSUs that accrue dividend equivalents (subject to the limitations described below); and whether RSUs will be settled in cash, shares of Columbia Financial’s common stock or any combination thereof.
Generally, a participant who receives a restricted stock award will have (during and after the restriction period), all of the rights of a stockholder of Columbia Financial with respect to that award, including the right to vote the shares and the right to receive dividends and other distributions to the extent, if any, such shares possess such rights and subject to the limitations described in this paragraph. However, any dividends and other distributions payable on shares of restricted stock during the restriction period shall be either automatically reinvested in additional shares of restricted stock or paid to the Company for the account of the participant, in either case subject to the same vesting restrictions as the underlying award. All terms and conditions for the payment of dividends and other distributions will be included in the award agreement and, to the extent required, comply with the requirements of Section 409A.
A participant receiving an RSU award will not possess voting rights and will accrue dividend equivalents on such units only to the extent provided in the award agreement evidencing the award; provided, however, that any dividend equivalents will be subject to the same vesting restrictions as the underlying award. All terms and conditions for payment of dividends equivalents will be included in the award agreement and, to the extent required, comply with the requirements of Section 409A.
Stock Options
An option provides the participant with the right to buy a specified number of shares at a specified price (referred to in this proxy statement as the exercise price) after certain conditions have been met. The Committee may grant both NQSOs and ISOs under the 2019 Equity Plan. The tax treatment of NQSOs is different from the tax treatment of ISOs as explained below. The Committee will determine

PROPOSAL 2. APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN

and specify in the award agreement evidencing an option whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised, any restrictions applicable to the option such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period. Generally (except as otherwise described in the 2019 Equity Plan), no option can be exercisable more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to a participant who is a stockholder holding more than 10% of Columbia Financial’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. ISOs cannot be granted under the 2019 Equity Plan after April 16, 2029. Dividend equivalents will not be paid with respect to options.
A participant may pay the exercise price under an option in cash; in a cash equivalent approved by the Committee; if approved by the Committee, by tendering previously acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total option exercise price (provided that the tendered shares must have been held by the participant for any period required by the Committee); or by a combination of these payment methods. The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the 2019 Equity Plan’s purpose and applicable law. No certificate representing a share (to the extent shares are so evidenced) will be delivered until the full option price has been paid.
Stock Appreciation Rights
A SAR entitles the participant to receive cash, shares of Columbia Financial’s common stock, or any combination thereof, as the Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price for the SAR, after certain conditions have been met. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR price (which generally must be at least equal to the fair market value of a share on the date of grant of the SAR) and the period of time during which the SAR may be exercised, any restrictions applicable to the SAR such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period. Generally, no SAR can be exercisable more than 10 years after the date of grant. SARs may be granted in tandem with a stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both. Dividend equivalents will not be paid with respect to SARs.
Termination of Employment
Subject to certain exceptions, generally, if a participant ceases to perform services for Columbia Financial and its subsidiaries for any reason (i) all of the participant’s restricted stock, RSUs, performance shares, and performance units that were not vested on the date of such cessation shall be forfeited immediately upon such cessation, (ii) all of the participant’s stock options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the stock options or SARs, and (iii) all of the participant’s stock options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. The Committee may provide that a participant shall be eligible for a full or prorated award upon a cessation of the participant’s service relationship due to death, disability, involuntary termination without cause or resignation for good reason. For an award subject to one or more performance objectives, the Committee may provide for payment of any such full or prorated award prior to certification of such performance objectives or without regard to whether they are certified.

PROPOSAL 2. APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN

Change in Control
The Committee may, in its sole discretion, provide that any time-based vesting requirement applicable to an Award shall be deemed satisfied in full in the event that both a change in control and a cessation of the participant’s service relationship with Columbia Financial and its subsidiaries occurs or if the surviving entity in such change in control does not assume or replace the award in the change in control. With respect to an award that is subject to one or more performance objectives, the Committee may, in its sole discretion, provide that in the event of a change in control, achievement of such performance objective shall be determined as of the effective date of the Change in Control or such performance objective shall be deemed achieved at the target level of performance.
Transferability
No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death to a beneficiary or by will or the laws of descent and distribution. Unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no award shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than upon the participant’s death, to a beneficiary or by will or the laws of descent and distribution, and (ii) each option and SAR outstanding to a participant may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative (provided that an ISO may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder). In the event of a transfer otherwise permitted by the Committee, appropriate evidence of any transfer to the transferee shall be delivered to Columbia Financial at its principal executive office. If all or part of an Award is transferred to a transferee, the transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the award as the participant. Any permitted transfer of an award will be without payment of consideration by the transferee.
Amendment and Termination
The Columbia Financial Board of Directors or the Committee may at any time terminate and from time to time amend the 2019 Equity Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any awards previously granted under the 2019 Equity Plan unless such action is required by applicable law or any listing standards applicable to Columbia Financial’s common stock or the affected participants consent in writing. To the extent required by Section 422 of the Code, other applicable law, or any such listing standards that the stockholders are required to approve a specific type of amendment to the 2019 Equity Plan, no such amendment shall be effective unless approved by the stockholders of Columbia Financial.
The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the 2019 Equity Plan, but the amendment will not be effective without the participant’s written consent if the amendment is materially adverse to the participant. However, the Committee cannot reprice a stock option or SAR except in accordance with the adjustment provisions of the 2019 Equity Plan (as described above) or in connection with a change in control. For this purpose, a repricing generally is an amendment to the terms of an outstanding stock option or SAR that would reduce the exercise price of that stock option or SAR or a cancellation of an outstanding stock option or SAR with a per share exercise price that is more than fair market value at the time of such cancellation in exchange for cash, another award or a stock option or SAR with an exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR.
Certain Federal Income Tax Consequences
The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2019 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal

PROPOSAL 2. APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN

income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.
Performance Share/Unit Awards
A participant generally is not taxed upon the grant of a performance share/unit. The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement (subject to the short swing profits rule). The income recognized will be taxable at ordinary income tax rates. Columbia Financial generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m), as applicable. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.
Awards of Shares; Restricted Stock Awards
A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. Columbia Financial generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m), as applicable.
Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code (referred to in this proxy statement as Section 83(b)) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss equal to the excess (if any) of the amount paid for the shares (if any) over the amount realized upon forfeiture (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. Columbia Financial will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.
Restricted Stock Units
A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair

PROPOSAL 2. APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN

market value of the shares received by the participant (subject to the short swing profits rule) and Columbia Financial will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m), as applicable. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and Columbia Financial will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to meet the requirements of Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional twenty percent (20%) excise tax, and additional tax could be imposed each following year.
Nonqualified Stock Options; Stock Appreciation Rights
A participant generally is not taxed upon the grant of an NQSO or SAR, unless the NQSO or SAR has a readily ascertainable fair market value. However, the participant must recognize ordinary income upon exercise of the NQSO or SAR in an amount equal to the difference between the NQSO or SAR exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). Columbia Financial generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in Columbia Financial’s tax year during which the participant recognizes ordinary income.
Upon the sale of shares acquired pursuant to the exercise of an NQSO or SAR, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise (or, if the participant was subject to Section 16(b) of the Exchange Act and did not make a timely election under Section 83(b), the fair market value on the delayed determination date, if applicable). This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.
Incentive Stock Options
A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. Columbia Financial is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, Columbia Financial will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant.
In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.
Golden Parachute Payments
The terms of the award agreement evidencing an award under the 2019 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or

PROPOSAL 2. APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN

control of Columbia Financial. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to Columbia Financial for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, stockholders or highly compensated individuals performing services for Columbia Financial, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of Columbia Financial, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from Columbia Financial for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2019 Equity Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.
New 2019 Equity Plan Benefits
Columbia Financial has not had an equity plan and therefore there are no equity awards outstanding. Except as disclosed below, any future awards to executive officers, non-employee directors or employees of Columbia Financial under the 2019 Equity Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2019 Equity Plan are not determinable at this time, and Columbia Financial has not included a table that reflects such future awards. In connection with the hiring of our Executive Vice President, Head of Consumer Banking, Columbia Financial agreed that, in the event the Company received stockholder approval of the 2019 Equity Plan, the executive would receive $125,000 of Full Value Awards as part of her compensation package with Columbia Financial.
Approval of the 2019 Equity Plan requires the affirmative vote of  (i) a majority of the votes cast, in person or by proxy, at the annual meeting, and (ii) a majority of the votes cast at the annual meeting, in person or by proxy, by shareholders other than Columbia Bank MHC, the Company’s parent mutual holding company.
THE COLUMBIA FINANCIAL BOARD OF DIRECTORS RECOMMENDS THAT COLUMBIA FINANCIAL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN.

PROPOSAL 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed KPMG LLP to be the Company’s independent registered public accounting firm for the 2019 fiscal year, subject to ratification by shareholders. A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of the independent registered public accounting firm is approved by shareholders at the annual meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its shareholders.
The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.
Audit and Non-Audit Fees
The following table sets forth the fees billed to the Company for the years ending December 31, 2018 and December 31, 2017 for services provided by KPMG LLP.
	2018	2017
Audit Fees(1)	$1,050,000	$575,000
Audit-Related Fees(2)	333,500	857,101
Tax Fees(3)	61,511	61,000
All Other Fees	—	—

(1)
For both years, includes fees for performance of the audit and review of financial statements and fees relating to the review of public filings, including the audit conducted in connection with the Company’s change in fiscal year.

(2)
For both years, includes fees for services in connection with the Company’s initial public offering and assurance and related services reasonably related to the performance of the audit or review of financial statements that are not reported as “Audit Fees.”

(3)
For both years, includes fees for the preparation of federal and state consolidated tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning and tax advice.

Pre-Approval of Services by the Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.
In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.

PROPOSAL 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the year ended December 31, 2018, all services were approved, in advance, by the Audit Committee in compliance with these procedures.
Audit Committee Report
The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls over financial reporting on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm all communications required by generally accepted accounting standards.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the accounting firm’s independence from the Company and its management. In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with their independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

PROPOSAL 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019.
Audit Committee of the Board of Directors of Columbia Financial, Inc.
Michael Massood, Jr. (Chairman)
Noel R. Holland
Raymond G. Hallock
Elizabeth E. Randall

EXECUTIVE COMPENSATION
Summary Compensation Table
The following information is furnished for all individuals serving as the principal executive officer of the Company for the most recently completed fiscal year and the next two most highly compensated executive officers of the Company whose total compensation for 2018 exceeded $100,000.
Name	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Thomas J. Kemly President and Chief Executive Officer	2018	745,000	—	894,855	41,632	1,681,487
	2017	735,000	—	908,353	41,018	1,684,371
Dennis E. Gibney Executive Vice President and Chief Financial Officer	2018	382,000	—	326,138	9,840	717,978
	2017	378,000	—	327,248	9,683	714,931
E. Thomas Allen, Jr. Senior Executive Vice President and Chief Operating Officer	2018	445,000	—	440,155	25,676	910,831
	2017	440,000	—	410,783	25,508	876,291

(1)
Represents non-discretionary, performance-based cash payments earned by each named executive officer during each year presented under the Columbia Bank Performance Achievement Incentive Plan and the Columbia Bank Long-Term Incentive Plan. For 2018, specific amounts were as follows:

	Columbia Bank Performance Achievement Incentive Plan(a)	Columbia Bank Long-Term Incentive Plan(b)
Mr. Kemly	$530,134	$364,721
Mr. Gibney	200,000	126,138
Mr. Allen	245,669	194,486

(a)
Represents performance-based payments based on each executive’s target incentive under the Columbia Bank Performance Achievement Incentive Plan, as adjusted to reflect Columbia Bank’s return on average assets for the year, based on achievement of a combination of overall Columbia Bank, department/team and individual performance goals.

(b)
Under the terms of the Columbia Bank Long-Term Incentive Plan, awards are granted annually using a three-year performance period, with (i) two-thirds of a participant’s award for each three-year performance period earned at the end of the performance period and (ii) the remaining one-third earned one year later, subject to the participant’s continued employment as of the end of the one year period following the end of the performance period. Accordingly, the amounts shown in this column for each named executive officer set forth (i) two-thirds of the executive’s award for the 2016 through 2018 performance period; and (ii) one-third of the executive’s award for the 2015 through 2017 performance period.

EXECUTIVE COMPENSATION

For more information on the Columbia Bank Performance Achievement Incentive Plan and the Columbia Bank Long-Term Incentive Plan, see “— Cash Incentive Plans” below.
(2)
Details of the amounts disclosed in the “All Other Compensation” column for 2018 are provided in the table below.

	Mr. Kemly	Mr. Gibney	Mr. Allen
Company matching contributions to 401(k) plan	$8,250	$8,250	$8,250
Executive term life insurance premiums	2,528	877	1,181
Car allowances	18,667	—	15,544
Mobile phone allowances	777	713	701
Club dues	11,410	—	—
Employment Agreements with Named Executive Officers
We have entered into three-year employment agreements with Messrs. Kemly, Gibney and Allen. Each employment agreement provides for a three-year term. The Board of Directors of Columbia Financial and Columbia Bank may extend the terms of the employment agreements with the executives annually for another twelve month period, unless the executive gives notice of non-renewal at least sixty days prior to such extension. Current base salaries under the employment agreements for Messrs. Kemly, Gibney and Allen are $775,000, $392,000 and $450,000, respectively. The Compensation Committee of the Board of Directors annually reviews the executives’ base salaries. In addition to base salary, the agreements provide that the executives shall be eligible to participate in the short-term and long-term incentive compensation plans of Columbia Bank. The executives shall also be entitled to continue participation in any fringe benefit arrangements in which he was participating on the effective date of the employment agreement. In addition, the agreements provide for reimbursement of reasonable travel and other business expenses incurred in connection with the performance of the executive’s duties.
If the executive’s employment is terminated by Columbia Financial or Columbia Bank during the term of the agreement, without cause, including a resignation for good reason (as defined in the agreement), but excluding termination for cause or due to death, disability, retirement or following a change in control, the executive would be entitled to a payment equal to a multiple (i.e., three times for Mr. Kemly, and two times for Messrs. Gibney and Allen) of the sum of: (i) his annual base salary plus (ii) his target annual bonus in effect on the termination date. The severance payment shall be paid to the executive as salary continuation in substantially equal installments over the thirty-six or twenty-four month period, respectively, in accordance with Columbia Bank’s customary payroll practices, subject to the receipt of a signed release of claims from the executive within the time frame set forth in the agreement. Assuming the executives elect continued medical, vision and dental coverage under COBRA, Columbia Bank will reimburse the executives the amount equal to the monthly COBRA premium paid by the executives for such coverage less the active employee premium for such coverage for a period of 36 months, in the case of Mr. Kemly, and 24 months, in the case of Messrs. Gibney and Allen. In addition, each executive would receive any unpaid annual bonus for the completed fiscal year and, to the extent there are any outstanding equity plan awards made to the executives, the treatment of such awards upon termination would be determined in accordance with the terms of the applicable equity plan and award agreements.
If the executive’s employment is terminated during the term of the agreement by Columbia Financial or Columbia Bank without cause, including a resignation for good reason (as defined in the agreements), within 24 months after a change in control (as also defined in the agreements), each executive would be entitled to a payment equal to a multiple of three times of the sum of: (i) his annual base salary (or his base salary in effect immediately before the change in control, if higher) plus (ii) his annual target bonus (or his target bonus in effect immediately before the change in control, if higher). The severance payment shall be paid to the executive within sixty days of the termination date in a single lump sum payment. The payment shall also include a sum equal to his prior year bonus in a lump sum on the date on which the annual bonus would have been paid to executive but for executive’s

EXECUTIVE COMPENSATION

termination of employment. In addition, each executive shall receive a lump sum payment equal to the cost of providing continued life, medical, vision and dental coverage for 36 months following termination less the active employee charge for such coverage in effect on the termination date. To the extent there are any outstanding equity plan awards made to executives, the treatment of such awards upon termination would be determined in accordance with the terms of the applicable equity plan and award agreements.
For purposes of the executive’s ability to resign and receive a payment under the agreement, “good reason” would include the occurrence of any of the following events: (i) a material reduction in the executive’s base salary or target bonus under the cash incentive plans, if applicable, except for reductions proportionate with similar reductions to all other members of the executive leadership team; (ii) a material adverse change in executive’s position that results in a demotion in the executive’s status within Columbia Financial or Columbia Bank; (iii) a change in the primary location at which the Executive is required to perform the duties of his employment with Columbia Financial and Columbia Bank to a location that is more than thirty (30) miles from the location of the Bank’s headquarters as of the date of the agreement; or (iv) a material breach by Columbia Financial or Columbia Bank of any written agreement between the Executive, on the one hand, and any of Columbia Financial and Columbia Bank or any other affiliate of Columbia Financial, on the other hand, unless arising from the Executive’s inability to materially perform his duties contemplated hereunder.
The employment agreements provide for a “best net benefits” approach in the event that severance benefits under the agreements or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. The best net benefits approach reduces an executive’s payments and benefits to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the executive officer compared to the amount the executive officer would receive net of the excise tax if no reduction were made.
Under the employment agreements, if the executive is terminated due to disability, the employment agreement will terminate and the executive will receive an amount equal to one times the sum of his base salary and target bonus in effect on the termination date less the amount expected to be paid to executive under the Columbia Bank long term disability plan, payable as salary continuation in substantially equal installments over a twelve-month period. For these purposes, disability will occur on the date on which the insurer or administrator of the Bank’s long-term disability insurance determines that executive is eligible to commence benefits under such insurance. If the executive dies while employed, (i) the executive will remain entitled to life insurance benefits pursuant to Columbia Bank’s plans, programs, arrangements and practices in this regard and (ii) Columbia Bank will pay to his designated beneficiary an amount equal to one times the sum of the executive’s base salary and target bonus in effect on the termination date.
Retirement Benefits
Tax-Qualified Defined Benefit Pension Plan.   The Columbia Bank Retirement Plan (“Retirement Plan”) is a tax-qualified defined benefit retirement plan that covers approximately 976 eligible current employees, former employees and retirees of Columbia Bank. All of the named executive officers participate in the Pension Plan. If a participant elects to retire upon the attainment of age 65, and the participant was hired prior to July 1, 2005, the plan provides that the participant’s normal retirement benefit will equal 2% of his or her average annual compensation for each plan year and month of service, up to a maximum of 45 years. If a participant elects to retire upon attainment of age 65, and the participant was hired on or after July 1, 2005, the plan provides that the participant’s normal retirement benefit will equal 1.8% of his or her average annual compensation for each plan year and month of service, up to a maximum of 45 years. Participants who have attained age 55 and have completed 10 years of service may retire early. If the participant was hired prior to July 1, 2005, his or her benefit will be reduced by 3% for each year of early commencement between age 55 and 65; if the participant was hired on or after July 1, 2005, his or her benefit will be reduced by 1/15th for each year of early commencement between age 60 and 65 and an additional 1/30th for each year of early

EXECUTIVE COMPENSATION

commencement between age 55 and 60. Participants become fully vested in their accrued plan benefit after five years of service. Under the plan, “average annual compensation” is defined as the average of a participant’s compensation for the period of five consecutive years during which his or her compensation was the highest. The Pension Plan, which was closed to new participants effective October 1, 2018, was overfunded at December 31, 2018, with assets representing 130% of our benefit obligation at that date.
Non-Qualified Retirement Income Maintenance Plan.   The Columbia Bank Retirement Income Plan (“RIM”) is a non-qualified and unfunded defined benefit retirement plan that provides supplemental retirement benefits to certain highly compensated employees of Columbia Bank and First Jersey Title Services, Inc. whose benefits under the tax-qualified Pension Plan are limited due to the restrictions of Section 415 and/or Section 401(a)(17) of the Internal Revenue Code. All of the named executive officers are eligible to participate in the RIM. A participant’s benefit under the RIM are equal to the excess of  (i) the benefit that would be payable to the participant in accordance with the terms of the tax-qualified Pension Plan disregarding the limitations imposed by Section 415 and Section 401(a)(17) of the Internal Revenue Code, less (ii) the benefit actually payable to the participant under the tax-qualified Pension Plan after taking such limitations into account. A participant’s RIM benefit will be paid at the time and in the form elected by the participant; the default time and form of payment is a life annuity with a minimum of 120 monthly payments commencing on the first day of the month following the month in which the participant separates from service, provided that if the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code on the date of the participant’s separation from service, payment will be delayed for six months following the participant’s separation from service. At December 31, 2018, the years of credited service to determine benefits under the Pension Plan for each of Messrs. Kemly, Gibney and Allen were 38 years, 4 1∕2 years and 24 years, respectively, and the aggregate present value of the accumulated benefit for each of Messrs. Kemly, Gibney and Allen under the Retirement Plan and the RIM was equal to $7.5 million, $191,378, and $3.0 million, respectively. The aggregate change in the actuarial present value of the accumulated pension benefits from the year ended 2017 for each of Messrs. Kemly, Gibney and Allen was equal to ($264,259), $14,867 and $24,317, respectively.
401(k) Plan.   The Columbia Bank Savings and Investment Plan (the “401(k) Plan”) is a tax-qualified defined contribution plan that covers eligible employees of Columbia Bank and First Jersey Title Services, Inc. All named executive officers are eligible to participate in the 401(k) Plan. Participants may elect to make salary reduction contributions, subject to annual limitations imposed by the Internal Revenue Code. For 2018, the compensation deferral contribution limit was $18,500; provided, however, that participants who have attained age 50 were permitted to contribute an additional $6,000. In addition, Columbia Bank makes matching contributions to the 401(k) Plan on behalf of each participant each year in an amount equal to 100% of up to the first 3% (or first 4.5% for new employees after September 30, 2018) of a participant’s compensation that the participant contributes to the Plan for the year. Participants are permitted to direct the investment of their account balances under the 401(k) Plan among a variety of investment options selected by our internal Savings Investment Plan Committee. Columbia Financial common stock was added as an investment option in connection with the public offering. Participants are immediately 100% vested in their account balances attributable to compensation deferral contributions. Participants become vested in their account balances attributable to matching contributions in installments: 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service. Participants may take distributions of their vested account balances following separation from service. During employment, participants may borrow from their vested account balances and take distributions of their vested account balances after attainment of age 59 1∕2 or on account of hardship.
Non-Qualified Savings Income Maintenance Plan.   The Columbia Bank Savings Income Maintenance Plan (the “SIM”) is a non-qualified and unfunded defined contribution retirement plan for the benefit of certain highly compensated employees of Columbia Bank and First Jersey Title Services, Inc. All named executive officers are eligible to participate in the SIM. Under the SIM, a participant may defer between 3% and 13% of the participant’s compensation above the salary limit

EXECUTIVE COMPENSATION

imposed by Section 401(a)(17), reduced by the amount of Federal Insurance Contribution Act taxes that the participant must pay in a plan year with respect to such compensation. In addition, Columbia Bank may make matching contributions equal to a portion of a participant’s compensation deferred under the SIM. For 2018, Columbia Bank made matching contributions in an amount equal to 100% of up to the first 3% of a participant’s compensation in excess of  $275,000 that the participant deferred under the SIM. Participants earn a return on their notional account balances based on investment in phantom investment funds (identical to those available under the 401(k) Plan) selected by participants. The SIM does not guarantee a rate of return and none of the investment funds provide above market earnings. Participants are immediately 100% vested in their account balances attributable to compensation deferral contributions. Participants become vested in their account balances attributable to matching contributions in installments: 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service. A participant’s vested account balance will be distributed to the participant in a single lump sum upon the earlier of the participant’s separation from service or a change in control of Columbia Bank. If distribution is triggered by separation from service, it will be made on the first day of the month next following the two-month anniversary of the participant’s separation from service, provided that if the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code on the date of the participant’s separation from service, payment will be delayed for six months following the participant’s separation from service. .If distribution is triggered by a change in control, it will be made on the first day of the month next following the change in control. In connection with the public offering of Columbia Financial common stock, in 2018 participants in the SIM were provided with the opportunity to direct the investment of portions of their SIM account balances into phantom shares of Columbia Financial common stock by way of a transfer of these amounts to the Columbia Bank Stock-Based Deferral Plan. In addition, the Compensation Committee may, in its discretion, specify an annual window period during a particular calendar year during which participants may direct the investment of portions of their SIM account balances into phantom shares of Columbia Financial common stock by way of a transfer of these amounts to the Columbia Bank Stock-Based Deferral Plan. The Compensation Committee specified such a window in 2018.
Stock-Based Deferral Plan.   In connection our minority public offering, in 2018 we established the Columbia Bank Stock-Based Deferral Plan. In connection with the public offering of Columbia Financial common stock, participants in the SIM and Columbia Bank Director Deferred Compensation Plan were provided with the opportunity to direct the investment of portions of their account balances under those plans into phantom shares of Columbia Financial common stock by way of a transfer of these amounts to the Columbia Bank Stock-Based Deferral Plan. Beginning with 2019, the Stock-Based Deferral Plan allows certain eligible officers and directors to defer future compensation into the plan and make investments of the deferrals in phantom shares of Columbia Financial common stock.
Employee Stock Ownership Plan.   In connection with its minority public offering, Columbia Bank adopted an employee stock ownership plan for eligible employees. All eligible employees, including our named executive officers, who were employees as of the closing of the offering of Columbia Bank or any of its affiliates who have adopted the employee stock ownership plan began participation in the plan as of the later of January 1, 2018 or their date of hire. Otherwise, an eligible employee will begin participation in the plan on the first day of the month following or coincident with the completion of six months of employment with Columbia Bank or the affiliate of Columbia Bank that has adopted the plan.
Supplemental Executive Retirement Plan.   In connection with its minority public offering, Columbia Bank adopted an ESOP supplemental executive retirement plan (“ESOP SERP”) to provide for supplemental retirement benefits related to its employee stock ownership plan. The ESOP SERP provides benefits to eligible officers (those designated by the Board of Directors of Columbia Bank) that cannot be provided under the employee stock ownership plan as a result of eligibility requirements of the plans and/or limitations imposed by the Internal Revenue Code, but that would have been provided under the plan, but for these eligibility requirements and/or Internal Revenue Code limitations.

EXECUTIVE COMPENSATION

Each of the named executive officers is a participant in the ESOP SERP. In addition to providing benefits that would otherwise be lost as a result of eligibility requirements or the Internal Revenue Code limitations on tax-qualified plans, the ESOP SERP also provides a supplemental benefit upon a change of control prior to the scheduled repayment of the employee stock ownership plan loan. Under the terms of the ESOP SERP, each participant is eligible to receive a cash payment in the event of a change in control equal to the dollar value of the stock benefit the executives would have received under the employee stock ownership plan had the executives remained employed throughout the term of the loan, less: (i) the shares of common stock allocated under the employee stock ownership plan on each participant’s behalf; and (ii) the shares of common stock credited to each participant’s supplemental ESOP account under the SERP. ESOP SERP benefits are nonforfeitable and, therefore, are distributable upon termination of employment for any reason.
Cash Incentive Plans
Annual Incentive Plan.   We maintain an annual cash incentive plan — the Performance Achievement Incentive Plan (“PAIP”) — that is designed to align the interests of our employees with the overall performance of Columbia Bank. All exempt employees, including the named executive officers, are eligible to participate in the PAIP, subject to certain eligibility requirements. A participant is eligible to earn a target incentive award for a calendar year defined as a percentage of the participant’s base salary. The participant’s target incentive opportunity for a year will be adjusted based on Columbia Bank’s return on average assets for the year. The participant will be eligible to earn a percentage of the adjusted target incentive based on achievement of a combination of overall Columbia Bank, department/team and individual performance goals. Awards for the named executive officers are approved by the Compensation Committee of the Board.
Long Term Incentive Plan.   We also maintain a long-term cash incentive plan — the Long-Term Incentive Plan (“LTIP”) — that that is focused on ensuring alignment and commitment to achieving long-term financial results for Columbia Bank. The Compensation Committee of the Board approves participants annually from employees at the senior vice president level and above, subject to certain eligibility requirements. The named executive officers are participants in the LTIP. LTIP awards are granted annually using a three-year performance period. A participant is eligible to earn a target LTIP award for a performance period defined as a percentage of the participant’s base salary. The participant will be eligible for a percentage of the target award for a performance period based on achievement of a one or more performance measures established by the Compensation Committee of the Board for that performance period. Once the Compensation Committee determines achievement of the performance goals for a performance period, two-thirds of the earned amount is paid in cash within two and a half months following completion of the performance period and one-third of the earned amount is paid one year later. In the event the Company’s 2019 Equity Incentive Plan is approved by our shareholders at the annual meeting, we anticipate that one-half of the LTIP awards granted for the 2018 – 2021 performance period will be replaced with equity awards and that all of the LTIP awards granted for the 2019 – 2022 performance period will be replaced with equity awards.
Risk Considerations in our Compensation Program
The Compensation Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Columbia Financial. Our Risk Committee has also assessed Columbia Financial’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; a program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to company strategy. Although the Compensation Committee reviews all compensation programs, it focuses on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

EXECUTIVE COMPENSATION

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to Columbia Financial. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the compensation committee with regard to executive compensation programs.
Role of our Compensation Consultants
In 2018, the Company’s Compensation Committee retained the services of an independent compensation consultant, GK Partners Inc., to perform a competitive assessment of the Company’s executive and director compensation programs, as well as to provide guidance on the changing regulatory environment governing executive compensation. The annual executive and director assessments include, but are not limited to, an assessment of the Company’s financial performance relative to its peers, an assessment of the Company’s compensation program compared to its peers, recommendations for total cash compensation opportunities (base salary and cash incentives), assessment of perquisites, retirement benefits and bonuses for named executive officers, and a review of Board and committee compensation. A representative of GK Partners Inc. attended Compensation Committee and Board meetings during 2018, upon request, to review compensation data with the Company and participate in general discussions on compensation and benefits for the named executive officers and Board members. While the Compensation Committee considered input from GK Partners Inc. when making compensation decisions, the Compensation Committee’s final compensation decisions reflect many factors and considerations.
In addition, during 2018, the Compensation Committee also retained the services of a second independent compensation consultant, McLagan to advise the Compensation Committee in connection with the development and implementation of the Company’s 2019 Equity Incentive Plan. For additional information on the services McLagan provided in connection with the development and implementation of the 2019 Equity Incentive Plan, see “Proposal 2 — Approval of the Columbia Financial, Inc. 2019 Equity Incentive Plan.”
The Compensation Committee regularly reviews the services provided by its outside compensation consultants and believes that such outside compensation consultants are independent in providing executive compensation consulting services.

STOCK OWNERSHIP
The following table provides information as of April 12, 2019 about the persons and entities known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investment power.
Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding(1)
Columbia Bank MHC 19-01 Route 208 North Fair Lawn, New Jersey 07410	62,580,155	54.0%

(1)
Based on 115,889,175 shares of Company common stock outstanding and entitled to vote as of April 12, 2019.

The following table provides information as of April 12, 2019 about the shares of Columbia Financial common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by the executive officers of the Company and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the named individuals has sole voting and sole investment power with respect to the number of shares shown. As of April 12, 2019, none of our directors or executive officers beneficially owned more than 1% of the Company’s outstanding shares of common stock and the number of shares beneficially owned by all directors and executive officers as a group totaled 0.74% of our outstanding shares.
Name	Number of Shares Owned(1)
Directors:
Noel R. Holland	55,339
Frank Czerwinski	55,000
Raymond G. Hallock	55,000
Thomas J. Kemly	158,498
Henry Kuiken	93,426
Michael Massood, Jr.	48,030
Elizabeth E. Randall	34,158
Robert Van Dyk	55,000
Executive Officers Who Are Not Directors:
E. Thomas Allen, Jr.	63,288
Joseph F. Dempsey	5,320
Dennis E. Gibney	72,322
Geri M. Kelly	57,077
John Klimowich	22,925
Mark S. Krukar	38,612
Brian W. Murphy	32,206
Allyson Schlesinger	6,633
All directors and executive officers as a group (16 persons)	852,834

STOCK OWNERSHIP

(1)
This column includes shares of Company common stock beneficially owned as follows:

Name	Columbia Bank Employee Stock Ownership Plan (ESOP)	Columbia Bank Savings and Investment Plan (401(k) Plan)	Columbia Bank Savings Income Maintenance Plan	Columbia Bank Stock Based Deferral Plan
Noel R. Holland	—	—	—	5,339
Frank Czerwinski	—	—	—	—
Raymond G. Hallock	—	—	—	—
Thomas J. Kemly	936	23,462	41,572	26,215
Henry Kuiken	—	—	—	—
Michael Massood, Jr.	—	—	—	—
Elizabeth E. Randall	—	—	—	101
Robert Van Dyk	—	—	—	—
E. Thomas Allen, Jr.	936	31,000	1,352	4,000
Joseph F. Dempsey	—	—	—	320
Dennis E. Gibney	936	—	—	386
Geri M. Kelly	936	25,050	577	2,535
John Klimowich	936	17,143	1,109	423
Mark S. Krukar	936	24,085	1,713	3,178
Brian W. Murphy	936	30,000	33	138
Allyson Schlesinger	—	—	—	507
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Columbia Financial common stock during the year ended December 31, 2018, except for one late Form 4 filed by Thomas J. Kemly with respect to one acquisition transaction regarding shares of Company common stock and one late Form 4 filed by Michael Massood, Jr. with respect one acquisition transaction regarding shares of Company common stock.
Stock Ownership Guidelines
Our Board of Directors has adopted a Share Ownership and Retention Policy, which sets forth stock ownership guidelines that are robust and reflect current corporate governance trends. We require our executive officers and non-employee directors to own or acquire shares of Company stock having a fair market value equal to the following amounts:
Title	Amount
President and Chief Executive Officer	5 x base salary
Senior Executive Vice Presidents	3 x base salary
Executive Vice Presidents	3 x base salary
Non-Employee Directors	3 x annual fees and retainers for service on the Board of Directors

STOCK OWNERSHIP

Each of these individuals must fulfill their ownership requirement within five years of becoming subject to the Share Ownership and Retention Policy, and individuals are further required to fulfill 25% and 50% of their ownership requirement within two and three years, respectively, of becoming subject to the Share Ownership and Retention Policy. In the event of a participant receiving a raise in his or her base salary or annual retainer, leading to an increase in the ownership requirement, the participant will be provided additional one year from the time of the increase to achieve the required incremental increase in his or her ownership of shares. For purposes of determining ownership, the following shall be taken into account in computing ownership: (i) shares owned directly by the individual or his or her immediate family members residing in the same household, or shares held through a trust for the benefit of the individual or the individual’s dependent family members residing in the same household; (ii) shares owned through a qualified employee benefit plan, including the 401(k) Plan, or through the ESOP; (iii) share equivalents held in a non-qualified, deferred compensation arrangements; and (iv) 100% of restricted stock, or restricted stock units, the vesting of which is contingent on time or performance.

OTHER INFORMATION
Policies and Procedures for Approval of Related Persons Transactions
We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.
Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•
the aggregate amount involved will or may be expected to exceed $25,000 in any calendar year;

•
the Company is, will, or may be expected to be a participant; and

•
any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:
•
any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•
any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•
any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:
•
whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•
the size of the transaction and the amount of consideration payable to the related person;

•
the nature of the interest of the related person;

•
whether the transaction may involve a conflict of interest; and

•
whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.
Transactions with Related Persons
The Sarbanes-Oxley Act of 2002 generally prohibits loans by Columbia Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Columbia Bank to its executive officers and directors in compliance with federal

OTHER INFORMATION

banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Columbia Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit a financial institution to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. Columbia Bank currently offers such a program to its executive officers and directors.
Pursuant to Columbia Financial’s Audit Committee Charter, the audit committee periodically reviews, no less frequently than quarterly, a summary of Columbia Financial’s transactions with directors and executive officers of Columbia Financial and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within our policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of   $25,000 or 5% of Columbia Financial’s capital and surplus (up to a maximum of  $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to Columbia Financial’s Code of Ethics and Business Conduct, all executive officers and directors of Columbia Financial must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of Columbia Financial. Such potential conflicts of interest include, but are not limited to: (1) Columbia Financial conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (2) the ownership of more than 1% of the outstanding securities or capital value of a business or where such investment represents more than 5% of the total assets of the executive officer or director and/or family members.
The aggregate amount of loans by Columbia Bank to its executive officers and directors and their affiliates was $1.4 million at December 31, 2018. As of that date, these loans were performing according to their original terms.
Shareholder Proposals and Nominations
The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 10, 2019. If next year’s annual meeting is held on a date more than 30 calendar days from June 6, 2020, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a shareholder who has given appropriate notice to the Company before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide certain information to the Company

OTHER INFORMATION

concerning the nature of the new business, the shareholder, the shareholder’s ownership in the Company and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing shareholder. A copy of the Company’s Bylaws may be obtained from the Company.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Mayra L. Rinaldi, Corporate Secretary, Columbia Financial, Inc. 19-01 Route 208 North, Fair Lawn, New Jersey 07410. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Nominating/Corporate Governance Committee.
Notice and Accessibility of Proxy Materials
For our 2019 annual meeting, to save significant printing and mailing expenses, the Company is furnishing its proxy statement and annual report via the Internet according to the SEC rules for “Notice and Access.” On April 22, 2019, the Company mailed the Notice to all shareholders, who had not previously elected to receive their proxy materials by mail or electronically, containing instructions on how to access this proxy statement and our annual report and how to vote online. Upon receipt of the Notice, shareholders may choose to request a printed copy of proxy materials at no charge, and this preference will be maintained for future mailings.
To further reduce costs, if you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
Miscellaneous
The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by mail, Equiniti (US) Services LLC, a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting. The Company will pay Equiniti (US) Services LLC a fee of  $10,000, plus reasonable out of pocket expenses and $5.50 per shareholder call, for these services. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.
A copy of the Company’s Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were shareholders as of the close of business on April 12, 2019 upon written request to Mayra L. Rinaldi, Corporate Secretary, Columbia Financial, Inc. 19-01 Route 208 North, Fair Lawn, New Jersey 07410.

Annex 1

COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN

A-i

A-ii

COLUMBIA FINANCIAL, INC. 2019 EQUITY INCENTIVE PLAN
ARTICLE 1 — PURPOSE AND GENERAL PROVISIONS
1.1   Establishment of Plan.   Columbia Financial, Inc., a Delaware corporation (the “Company”), hereby establishes an equity incentive compensation plan to be known as the “Columbia Financial, Inc. 2019 Equity Incentive Plan” (the “Plan”), as set forth in this document.
1.2   Purpose of Plan.   The purpose of the Plan is to promote the long-term growth and profitability of the Company and its Affiliates by (i) providing certain employees and non-employee directors of the Company and its Affiliates with incentives to maximize shareholder value and otherwise contribute to the success of the Company and with recognition for significant contributions to the Company’s success, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.
1.3   Types of Awards.   Awards under the Plan may be made to eligible Participants in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or any combination thereof.
1.4   Effective Date.   The Plan was adopted by the Board of Directors of the Company on April 16, 2019, contingent upon approval by the Company’s shareholders. The Plan became effective on June 6, 2019, the date on which the Company’s shareholders approved the Plan (the “Effective Date”).
1.5   Termination of the Plan.   No awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date (except as provided in Section 5.7(a) below). Awards granted under the Plan on or prior to the tenth (10th) anniversary of the Effective Date shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Agreements corresponding such Awards.
ARTICLE 2 — DEFINITIONS
Except where the context otherwise indicates, the following definitions apply:
“AFFILIATE” means any entity that, directly or indirectly through on or more intermediaries, controls, is controlled by, or is under common control with the Company, including among others Columbia Bank. With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company and the Committee shall be authorized to act on behalf of all other entities included within the definition of “Affiliate.”
“AGREEMENT” means the written or electronic agreement evidencing an Award granted to a Participant under the Plan. As determined by the Committee, each Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of Award in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Agreements on behalf the Company.
“AWARD” means an award granted to a Participant under the Plan that consists of one or more Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or a combination of these.
“BOARD” means the Board of Directors of the Company.

“CHANGE IN CONTROL” means the occurrence of one of the following events:
(a)   if any Person, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more (the “CIC Percentage”) of the combined voting power of the Company’s then-outstanding securities; provided, however, that if such Person first obtains the approval of the Board to acquire the CIC Percentage, then no Change in Control shall be deemed to have occurred unless and until such Person obtains a CIC Percentage ownership of the combined voting power of the Company’s then-outstanding securities without having first obtained the approval of the Board; or
(b)   if any Person, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company’s then-outstanding securities, whether or not the Board shall have first given its approval to such acquisition; or
(c)   during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any new directors whose election, nomination for election by the Company’s shareholders or appointment was approved by a vote of at least one-half of the directors then still in office who either were directors at the beginning of the period or whose election, nomination or appointment was previously so approved shall be considered Incumbent Directors; and further provided, however, that no individual shall be considered an Incumbent Director if such individual’s election, nomination or appointment to the Board was in connection with an actual or threatened “election contest” (as described in Rule 14a-12(c) under the Exchange Act) with respect to the election or removal of directors (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any such Election Contest or Proxy Contest; or
(d)   the consummation of a merger or consolidation of the Company with any other corporation; provided, however, a Change in Control shall not be deemed to have occurred: (i) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as their ownership immediately prior to the merger or consolidation, or (ii) if the corporate existence of the Company is not affected and following the merger or consolidation, the directors of the Company prior to such merger or consolidation constitute at least a majority of the Board of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation; or
(e)   the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person;
provided, however, that in no event shall a reorganization of the Company or Columbia Bank solely within its corporate structure or a second-step conversion constitute a Change in Control.
“CODE” means the Internal Revenue Code of 1986, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Code includes any applicable regulations promulgated under that section. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.
“COMMITTEE” means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board from time to time to administer this Plan pursuant to Article 3. All of the members of the Committee shall be independent directors within the meaning of the NASDAQ’s listing standards (as applicable). If any member of the Committee does not qualify as an “Independent Director” within the meaning of Rule 16b-3 under the Exchange Act, the Board shall appoint a subcommittee of the Committee, consisting of at least two Independent Directors, to grant Awards to Insiders; each member of such subcommittee shall satisfy the requirements of  (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.
“COMMON STOCK” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.
“COMPANY” means Columbia Financial, Inc., a Delaware corporation, and its successors and assigns.
“DISABILITY” means, with respect to any Incentive Stock Option, a disability as determined under Code section 22(e)(3), and with respect to any other Award, unless provided otherwise in an Agreement (in which case such definition shall apply for purposes of the Plan with respect to that particular Award), (i) with respect to a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer, the date on which the insurer or administrator under such program of long-term disability insurance determines that the Participant is eligible to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer), the Participant’s inability, due to physical or mental incapacity, to substantially perform the Participant’s duties and responsibilities for the Employer for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days.
“EFFECTIVE DATE” shall have the meaning ascribed to such term in Section 1.4 hereof.
“EMPLOYEE” means any individual whom the Employer treats as a common law employee for payroll tax purposes, either within or outside the United States.
“EMPLOYER” means the Company, each Affiliate, and any division of the Company or an Affiliate thereof.
“EXCHANGE ACT” means the Securities Exchange Act of 1934, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Exchange Act includes any applicable regulations promulgated under that section. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.
“EXEMPT PERSON” means any employee benefit plan of the Employer or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Employer.
“FAIR MARKET VALUE” of a share of Common Stock of the Company means, as of the date in question,
(a)   if the Common Stock is listed for trading on the NASDAQ, the closing sale price of a share of Common Stock on such date, as reported by the NASDAQ or such other source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;
(b)   if the Common Stock is not listed for trading on the NASDAQ but is listed for trading on another national securities exchange, the closing sale price of a share of Common Stock on such date as reported on such exchange, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;
(c)   if the Common Stock is not listed for trading on a national securities exchange but nevertheless is publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of a share of Common Stock on such date, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(d)   if the Common Stock is not publicly traded and reported, the fair market value as established in good faith by the Committee or the Board.
For purposes of subsection (c) above, if the Common Stock is not traded on the NASDAQ but is traded on more than one other securities exchange on the given date, then the largest exchange on which the Common Stock is traded shall be referenced to determine Fair Market Value.
Notwithstanding the foregoing but subject to the next paragraph, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a share of Common Stock on the NASDAQ or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.
Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422, Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422.
“409A AWARD” means an Award that is not exempt from Code section 409A.
“FULL VALUE AWARD” means an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.
“FULL VALUE AWARD POOL” shall have the meaning ascribed to such term in in Section 4.1.
“INCENTIVE STOCK OPTION” or “ISO” means an Option which is designated as an “incentive stock option” and intended to meet the requirements of Code section 422.
“INSIDER” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Exchange Act section 16(a).
“NASDAQ” means The NASDAQ Stock Market LLC or its successor.
“NON-EMPLOYEE DIRECTOR” means any individual who is a member of the Board and who is not also employed by the Employer.
“NONQUALIFIED STOCK OPTION” or “NSO” means any Option which is not designated as an “incentive stock option” or that otherwise does not meet the requirements of Code section 422.
“OPTION” means an Award granted under Article 5 which is either an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.
“OPTION EXERCISE PRICE” means the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.
“OPTION AWARD POOL” shall have the meaning ascribed to such term in in Section 4.1.
“PARTICIPANT” means an Employee or Non-Employee Director who is eligible to receive or has received an Award under this Plan.
“PERFORMANCE PERIOD” shall have the meaning ascribed to such term in Section 8.3.
“PERFORMANCE SHARE” means an Award under Article 8 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“PERFORMANCE UNIT” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
“PERSON” means any “person” or “group” as those terms are used in Exchange Act Sections 13(d) and 14(d).
“PLAN” means the Columbia Financial, Inc. 2019 Equity Incentive Plan set forth in this document and as it may be amended from time to time.
“RESTRICTED STOCK” means an Award of shares of Common Stock under Article 7 of the Plan, which shares are issued with such restrictions as the Committee, in its sole discretion, may impose, including but not limited to an Award of shares that the Committee grants to an Non-Employee Director with no restrictions.
“RESTRICTED STOCK UNIT” or “RSU” means an Award under Article 7 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine and that has such restrictions as the Committee, in its sole discretion, may impose, including but not limited to an Award that the Committee grants to an Non-Employee Director with no restrictions.
“RESTRICTION PERIOD” means the period commencing on the date an Award of Restricted Stock or an RSU is granted and ending on such date as the Committee shall determine, during which time the Award is subject to forfeiture as provided in the Agreement.
“STOCK APPRECIATION RIGHT” or “SAR” means an Award granted under Article 6 which provides for delivery of cash or other property as the Committee shall determine with a value equal to the excess of the Fair Market Value of a share of Common Stock on the day the Stock Appreciation Right is exercised over the specified purchase price.
“TANDEM SAR” means a Stock Appreciation Right granted to a Participant in connection with an Option as described in Section 6.4.
ARTICLE 3 — ADMINISTRATION; POWERS OF THE COMMITTEE
3.1   General.   This Plan shall be administered by the Committee.
3.2   Authority of the Committee.
(a)   Subject to the provisions of the Plan, the Committee shall have the full and discretionary authority to (i) select the persons who are eligible to receive Awards under the Plan, (ii) determine the form and substance of Awards made under the Plan and the conditions and restrictions, if any, subject to which such Awards will be made, (iii) modify the terms of Awards made under the Plan, (iv) interpret, construe and administer the Plan and Awards granted thereunder, (v) make any adjustments necessary or desirable in connection with Awards made under the Plan to eligible Participants located outside the United States, and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate.
(b)   The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.
(c)   Notwithstanding anything herein to the contrary, the Committee’s determinations under the Plan and the Agreements are not required to be uniform; rather, the Committee shall be entitled to make non-uniform and selective determinations under the Plan and the Agreements.

(d)   Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive, final and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.
(e)   In the event the Company shall assume outstanding equity awards or the right or obligation to make such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards as it shall deem equitable and appropriate to prevent dilution or enlargement of benefits intended to be made under the Plan.
(f)   In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including but not limited to employees of the Company and professional advisors.
3.3   Delegation of Authority.   The Committee may, in its discretion, at any time and from time to time, delegate to one or more of its members such of its authority as it deems appropriate (provided that any such delegation shall be to at least two members of the Committee with respect to Awards to Insiders). The Committee may, at any time and from time to time, delegate to one or more other members of the Board such of its authority as it deems appropriate. To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Board, except that no such delegation will be permitted with respect to Insiders.
3.4   Agreements.   Each Award granted under the Plan shall be evidenced by an Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant. Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into an agreement with the Company containing such non-compete, confidentiality, and/or non-solicitation provisions as the Committee may adopt and approve from time to time (as so modified or amended, the “Non-Compete Agreement”). The provisions of the Non-Compete Agreement may also be included in, or incorporated by reference in, the Agreement.
3.5   Indemnification.   No member or former member of the Committee or the Board or person to whom the Committee has delegated responsibility under the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. The Company shall indemnify and hold harmless each member and former member of the Committee and the Board against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such member’s or former member’s own willful misconduct, fraud, bad faith or as expressly prohibited by statute. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the member or former member may have as a director or under the by-laws of the Company or otherwise.
3.6   Minimum Vesting Requirement.   Notwithstanding anything herein to the contrary, each equity-based Award shall vest no earlier than the one-year anniversary of the date of grant of the Award; provided, however, that: (i) up to 5% of the Full Value Award Pool and up to 5% of the Option Award Pool Award, as the Full Value Award Pool and Option Award Pool Award may be adjusted pursuant to Section 4.3, may be issued pursuant to Awards that do not satisfy this minimum vesting requirement; and (ii) the Committee may provide for accelerated vesting of an Award in full or in part prior to the one-year anniversary of the date of grant of the Award pursuant to Article 10.

3.7   Minimum Holding Period.   As a condition of receipt of an Award, the Agreement may require the Participant to agree to hold vested Shares received under the Award (including but not limited to Shares received upon exercise of an Option) for one year following the vesting or exercise date (as applicable). The foregoing limitation shall not apply to the extent an Award vests or is exercised due to death, Disability or involuntary termination of employment following a Change in Control, or to the extent that (i) the Participant directs the Company to withhold, or the Company elects to withhold, with respect to such vesting or exercise or, in lieu thereof, to retain or sell without notice a number of shares of Stock sufficient to cover to the taxes required to be withheld at the minimum statutory withholding rates, or (ii) the participant exercises an Option by net settlement, and in the case of  (i) and (ii) herein, only to the extent of the Shares withheld for tax or net settlement purposes.
3.8   Restrictions on Dividends and Dividend Equivalents.   Notwithstanding anything herein to the contrary, dividend equivalents shall not be paid with respect to Options or SARs. Dividends and dividend equivalents with respect to a Restricted Stock Award, Restricted Stock Unit, Performance Share or Performance Unit shall be subject to the same vesting requirements as the underlying Award; in no event shall dividends or dividend equivalents be paid on any such Award prior to the date on which such Award has become vested.
ARTICLE 4 — SHARES AVAILABLE UNDER THE PLAN
4.1   Number of Shares.   Subject to adjustment as provided in Section 4.3, the aggregate number of shares of Common Stock that are available for issuance pursuant to (i) Full Value Awards granted under the Plan is 2,271,427 (the “Full Value Award Pool”), and (ii) Options and SARs granted under the Plan is 5,678,569 (the “Option Award Pool Award”). All of the Option Award Pool may, but is not required to, be issued pursuant to Incentive Stock Options. If Awards are granted in substitution or assumption of awards of an entity acquired, by merger or otherwise, by the Company (or any Affiliate), to the extent such grant shall not be inconsistent with the terms, limitations and conditions of Code section 422, Exchange Act Rule 16b-3 or applicable NASDAQ rules, the number of shares subject to such substitute or assumed Awards shall not increase or decrease the Full Value Award Pool or Option Award Pool (as applicable).
The shares issued pursuant to Awards under the Plan shall be made available from shares currently authorized but unissued or shares currently held (or subsequently acquired) by the Company as treasury shares, including shares purchased in the open market or in private transactions.
The following rules shall apply for purposes of the determination of the number of shares of Common Stock available for grants of Awards under the Plan:
(a)   Each Option shall be counted as one share subject to an Award and deducted from the Option Award Pool.
(b)   Each share of Restricted Stock and each Restricted Stock Unit that may be settled in shares of Common Stock shall be counted as one share subject to an Award and deducted from the Full Value Award Pool. Restricted Stock Units that may not be settled in shares of Common Stock shall not result in a deduction from the Full Value Award Pool.
(c)   Each Performance Share that may be settled in shares of Common Stock shall be counted as one share subject to an Award, based on the number of shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Full Value Award Pool. Each Performance Unit that may be settled in shares of Common Stock shall be counted as a number of shares subject to an Award, based on one multiplied by the number of shares that would be paid under the Performance Unit for achievement of target performance, with the number determined by dividing the value of the Performance Unit at the time of grant by the Fair Market Value of a share of Common Stock at the time of grant, and this number shall be deducted from the Full Value Award Pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of shares of Common Stock corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Full Value Award Pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of shares of Common Stock corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Full Value Award Pool. Performance Shares and Performance Units that may not be settled in shares of Common Stock shall not result in a deduction from the Full Value Award Pool.
(d)   Each Stock Appreciation Right that may be settled in shares of Common Stock shall be counted as one share subject to an Award and deducted from the Option Award Pool. Stock Appreciation Rights that may not be settled in shares of Common Stock shall not result in a reduction from the Option Award Pool. If a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the shares subject to such related Option shall be added back to the Option Award Pool.
(e)   If, for any reason, any shares subject to an Award under the Plan are not issued or are returned to the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Restricted Stock Unit, or the termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit, or settlement of any Award in cash rather than shares, such shares shall again be available for Awards under the Plan and shall be added to the Full Value Award Pool or Option Award Pool (as applicable).
(f)   Notwithstanding anything to contrary contained herein, if the exercise price and/or tax withholding obligation under an Award is satisfied by the Company retaining shares or by the Participant tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be deemed delivered for purposes of determining the Option Award Pool and shall not be available for further Awards under the Plan. To the extent an SAR that may be settled in shares of Common Stock is, in fact, settled in shares of Common Stock, the gross number of shares subject to such Stock Appreciation Right shall be deemed delivered for purposes of determining the Option Award Pool and shall not be available for further Awards under the Plan. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for Awards under the Plan and shall not be added to the Option Award Pool.
4.2   Individual Limits.   Subject to adjustment as provided in Section 4.3, the following rules shall apply to Awards under the Plan:
(a)   The maximum number of Options and Stock Appreciation Rights that are not Full Value Awards that, in the aggregate, may be granted to any one Participant other than a Non-Employee Director over the lifetime of the Plan, all of which may be granted during any one calendar year, is equal to twenty-five percent (25%) of the Option Award Pool.
(b)   The maximum number of Full Value Awards that, in the aggregate, may be granted to any one Participant other than a Non-Employee Director over the lifetime of the Plan, all of which may be granted during any one calendar year, is equal to twenty-five percent (25%) of the Full Value Award Pool.
(c)   For any one Non-Employee Director:
(i)   Over the lifetime of the Plan, the maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted to such Non-Employee Director is equal to three and one half percent (3.5%) of the Option Award Pool;
(ii)   Over the lifetime of the Plan, the maximum number of Full Value Awards that, in the aggregate, may be granted to such Non-Employee Director is equal to three and one half percent (3.5%) of the Full Value Award Pool;
(iii)   For any one fiscal year of the Company, the sum of the following amounts shall not exceed one million two hundred thousand dollars ($1,200,000): (A) the amount of cash compensation that, in the aggregate, may be payable for such fiscal year to such Non-Employee Director in respect of such Non-Employee Director’s service as a member of the Board during such fiscal year, including but not limited to service performed in such fiscal year but for which payment is made in the following fiscal year, and (B) the grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards that, in the aggregate, may be granted in such fiscal year to such Non-Employee Director.
4.3   Adjustment of Shares.   If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than an ordinary cash dividend) results in the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock), or a material change in the value of the outstanding shares of Common Stock as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate to prevent the enlargement or dilution of benefits intended to be made available under the Plan, in:
(a)   the number and class of stock or other securities that comprise the Full Value Award Pool and Option Award Pool as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;
(b)   the limitations on the aggregate number of shares of Common Stock that may be awarded to any one Participant under various Awards as set forth in Section 4.2;
(c)   the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under an outstanding Award;
(d)   the Option Exercise Price under outstanding Options, the exercise price under outstanding Stock Appreciation Rights, and the number of shares of Common Stock to be transferred in settlement of outstanding Awards; and
(e)   the terms, conditions or restrictions of any Award and Agreement, including but not limited to the price payable for the acquisition of shares of Common Stock.
It is intended that, if possible, any adjustment contemplated above shall be made in a manner that satisfies applicable legal requirements as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code section 424 and Code section 409A) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).
Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.
ARTICLE 5 — STOCK OPTIONS
5.1   Grant of Options.   Subject to the terms and provisions of the Plan, the Committee may from time to time grant Options to eligible Participants. The Committee shall have sole discretion in determining the number of shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NSOs or a combination thereof, and may vary such Awards among Participants; provided that the Committee may grant Incentive Stock Options only to individuals who are employees within the meaning of Code section 3401(c) of the Company or its subsidiaries (as defined for this purpose in Code section 424(f)). Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant Options to individuals who provide direct services on the date of grant of the Options to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.
5.2   Agreement.   Each Option grant shall be evidenced by an Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option shall become vested and exercisable (subject to Section 3.7) and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NSO. Any portion of an Option that is not designated in the Agreement as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NSO. Dividend equivalents shall not be paid with respect to Options.
5.3   Option Exercise Price.   The per share Option Exercise Price for each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such Option Exercise Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Option is granted).
5.4   Duration of Options.   Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date other than an Option granted to a Participant outside the United States. If an Agreement does not specify an expiration date, the Option’s expiration date shall be the 10th anniversary of its grant date.
5.5   Exercise of Options.   Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement. Upon exercise of an Option, the number of shares of Common Stock subject to exercise under any related SAR shall automatically be reduced by the number of shares represented by the Option or portion thereof which is surrendered.
5.6   Payment.   Options shall be exercised, in whole or in part, by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative in the form prescribed by the Company, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and satisfying any requirements that the Committee may apply from time to time. Full payment of the Option Exercise Price for such shares (less any amount previously paid by the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Exercise Price shall be paid to the Company in United States dollars either: (a) in cash, (b) by check, bank draft, money order or other cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification or attestation of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the tendered shares must have been held by the Participant for any period required by the Committee), (d) if approved by the Committee, by cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law, including a net exercise; or (f) by a combination of the foregoing. “Payment Date” shall mean the date on which a sale transaction in connection with a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise. No certificate or cash representing a share of Common Stock shall be delivered until the full Option Exercise Price has been paid.
5.7   Special Rules for ISOs.   The following rules apply notwithstanding any other terms of the Plan.
(a)   No ISOs may be granted under the Plan after April 16, 2029.
(b)   In no event shall any Participant who owns (within the meaning of Code section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code section 424(e) or (f), respectively) be eligible to receive an ISO (i) at an Option Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, or (ii) that is exercisable later than the fifth (5th) anniversary date of its grant date.
(c)   The aggregate Fair Market Value of shares of Common Stock with respect to which incentive stock options (within the meaning of Code section 422) granted to a Participant are first exercisable in any calendar year under the Plan and all other incentive stock option plans of the Employer shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, Fair Market Value shall be determined with respect to a particular incentive stock option on the date on which such incentive stock option is granted. In the event that this One Hundred Thousand Dollar ($100,000) limit is exceeded with respect to a Participant, then ISOs granted under this Plan to such Participant shall, to the extent and in the order required by Treasury Regulations under Code section 422, automatically become NSOs granted under this Plan.
(d)   Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.1 that replenish the Option Award Pool shall only be applied to the extent permitted by Code section 422 and the regulations promulgated thereunder.
ARTICLE 6 — STOCK APPRECIATION RIGHTS
6.1   Grant of SARs.   Subject to the terms and provisions of the Plan, the Committee may grant SARs to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine. The Committee may grant Tandem SARs or SARs that are unrelated to Options. A Stock Appreciation Right shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the specified purchase price, times the number of shares with respect to which the SAR is exercised. The Committee may provide in the Agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, and/or for rights upon the occurrence of events specified in the Agreement. Notwithstanding anything in this Article 6 to the contrary, except for SARs that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant SARs to individuals who provide direct services on the date of grant of the SARs to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.
6.2   Agreement.   Each SAR grant shall be evidenced by an Agreement that shall specify the exercise price, the duration of the SAR, the number of shares of Common Stock to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable (subject to Section 3.7) and such other provisions as the Committee shall determine. Dividend equivalents shall not be paid with respect to SARs.
6.3   Duration of SARs.   Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date other than an SAR granted to a participant outside the United States. If an Agreement does not specify an expiration date, the SAR’s expiration date shall be the 10th anniversary of its grant date.

6.4   Tandem SARs.   A Tandem SAR shall entitle the holder, within the specified exercise period for the related Option, to surrender the unexercised related Option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the Option Exercise Price per share, times the number of shares subject to the Option, or portion thereof, which is surrendered. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of SARs related to ISOs must be concurrent with the grant of the ISOs. With respect to NSOs, the grant either may be concurrent with the grant of the NSOs, or in connection with NSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.
6.5   Payment.   The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all shares of Common Stock, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such payment will be in the form of shares of Common Stock. If payment is to be made in shares, the number of shares shall be determined based on the Fair Market Value of a share on the date of exercise. The Committee shall have sole discretion to determine and set forth in the Agreement the timing of any payment made in cash or shares, or a combination thereof, upon exercise of SARs.
6.6   Exercise Price.   The exercise price for each Stock Appreciation Right shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the SAR is granted. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than set forth in the preceding sentence if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such SAR exercise price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the SAR is granted).
6.7   Exercise of SARs.   SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement. Upon exercise of a Tandem SAR, the number of shares of Common Stock subject to exercise under the related Option shall automatically be reduced by the number of shares represented by the Option or portion thereof which is surrendered.
ARTICLE 7 — RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1   Grant of Restricted Stock and Restricted Stock Units.   Subject to provisions of the Plan, the Committee may from time to time grant Awards of Restricted Stock and Restricted Stock Units (“RSUs”) to Participants. Awards of Restricted Stock and RSUs may be made either alone or in addition to or in tandem with other Awards granted under the Plan.
7.2   Agreement.   The Restricted Stock or RSU Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of shares of Restricted Stock or the number of RSUs granted; the purchase price, if any, to be paid for such Restricted Stock or RSUs, which may be equal to or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock or RSU such as continued service or achievement of performance objectives; the length of the Restriction Period, if any (subject to Section 3.7), and any circumstances that will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends with respect to the shares during the Restriction Period. The Committee shall have sole discretion to determine and specify in each RSU Agreement whether the RSUs will be settled in the form of all cash, all shares of Common Stock, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock.
7.3   Certificates.   Upon an Award of Restricted Stock to a Participant, shares of restricted Common Stock shall be registered in the Participant’s name. Certificates, if issued, may either (i) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and/or (ii) be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant or registered in the Participant’s name on the Company’s or transfer agent’s records; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the terms of the Plan and the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law. Concurrently with the lapse of any risk of forfeiture applicable to the Restricted Stock, the Participant shall be required to pay to the Company an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 13 below.
7.4   Dividends and Other Distributions.   Except as provided in this Article 7 or in the applicable Agreement, a Participant who receives a Restricted Stock Award shall have (during and after the Restriction Period), with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends and other distributions to the extent, if any, such shares possess such rights; provided, however, that (i) any dividends and other distributions payable on such shares of Restricted Stock during the Restriction Period shall be either automatically reinvested in additional shares of Restricted Stock or paid to the Company for the account of the Participant, in either case subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividends and other distributions shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts (again, provided that all such terms shall, to the extent required, comply with Code section 409A). A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units only to the extent provided in the Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on such Restricted Stock Unit Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.
ARTICLE 8 — PERFORMANCE SHARES AND UNITS
8.1   Grant of Performance Shares and Performance Units.   The Committee may grant Performance Shares and Performance Units to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.
8.2   Agreement.   The Performance Share or Performance Unit Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Performance Shares or Performance Units granted; the purchase price, if any, to be paid for such Performance Shares or Performance Units, which may be equal to or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; the performance objectives applicable to the Performance Shares or Performance Units; and any additional restrictions applicable to the Performance Shares or Performance Units such as continued service (subject to Section 3.7). The Committee shall have sole discretion to determine and specify in each Performance Shares or Performance Units Agreement whether the Award will be settled in the form of all cash, all shares of Common Stock, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock. Any such shares may be granted subject to any restrictions deemed appropriate by the Committee.
8.3   Value of Performance Shares and Performance Units.   Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both, as applicable, that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance objectives must be met shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance objectives by reference to the performance measures set forth in Article 9.
8.4   Earning of Performance Shares and Performance Units.   Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares or Performance Units shall be entitled to receive a payout of the number and value of Performance Shares or Performance Units, as applicable, earned by the Participant over the Performance Period, if any, to be determined as a function of the extent to which the corresponding performance objectives have been achieved and any applicable non-performance terms have been met.
8.5   Dividends and Other Distributions.   A Participant receiving Performance Shares or Performance Units shall not possess voting rights. A Participant receiving Performance Shares or Performance Units or any other Award that is subject to performance conditions shall accrue dividend equivalents on such Award only to the extent provided in the Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on such Performance Shares or Performance Units shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.
ARTICLE 9 — PERFORMANCE MEASURES
9.1   In General.   The Committee may, in its discretion, include performance objectives in any Award. The Committee may provide for a threshold level of performance below which no amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance.
9.2   Definitions of Performance Objectives.   If the Committee makes an Award subject to a particular performance objective, the Committee shall adopt or confirm a written definition of that performance objective at the time the performance objective is established. The performance objective for an Award may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, Employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. If the Committee specifies more than one individual performance objective for a particular Award, the Committee shall also specify, in writing, whether one, all or some other number of such objectives must be attained.
9.3   Determinations of Performance.   For each Award that has been made subject to a performance objective, within an administratively practicable period following the end of each Performance Period, the Committee shall determine whether the performance objective for such Performance Period has been satisfied. If a performance objective for a Performance Period is not achieved, the Committee in its sole discretion may pay all or a portion of that Award based on such criteria as the Committee deems appropriate, including without limitation individual performance, Company-wide performance or the performance of the specific division, subsidiary, Employer, department, region, or function employing the participant.
9.4   Adjustments and Exclusions.   In determining whether any performance objective has been satisfied, the Committee may include or exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Employer, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance objective for a Performance Period as it deems equitable to recognize unusual or non-recurring events affecting the Employer, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine. To the extent that a performance objective is based on the price of the Company’s common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance objective as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants.
ARTICLE 10 — TERMINATION OF SERVICE RELATIONSHIP, BLACKOUT PERIODS AND CHANGE IN CONTROL
10.1   Termination of Service Relationship.
(a)   Except as otherwise provided by the Committee, if a Participant ceases to be an Employee or Non-Employee Director of, or to otherwise perform services for, the Company and its Affiliates for any reason (i) all of the Participant’s Options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Options or SARs, (ii) all of the Participant’s Options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation, and (iii) all of the Participant’s Restricted Stock, RSUs, Performance Shares, and Performance Units that were not vested on the date of such cessation shall be forfeited immediately upon such cessation.
(b)   The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event of a cessation of the Participant’s service relationship with the Employer due to death, disability, involuntary termination without cause or resignation for good reason. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified) in the event of a cessation of the Participant’s service relationship with the employer due to death, disability, involuntary termination without cause or resignation for good reason.
(c)   The transfer of an Employee from the Company to an Affiliate, from an Affiliate to the Company, or from one Affiliate to another shall not be considered a termination of employment. Consistent with the provisions of Code Section 409A (as applicable), it shall not be considered a termination of employment if an Employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship. If an Employee’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of employment shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Employee transfers his or her employment or other service relationship to the Company or its remaining Affiliate. An Non-Employee Director’s cessation of service on the Board shall not be considered a termination of the Non-Employee Director’s service relationship with the Company if the former Non-Employee Director continues to provide services to the Company as a member of the Advisory Board of Directors of the Company or its Affiliate without interruption in the Non-Employee Director’s period of service; such service as a member of the Advisory Board of Directors of the Company or its Affiliate shall be considered service with the Company or its Affiliate with respect to Awards outstanding to the former Non-Employee Director.
10.2   Special Rule for Company Blackout Periods.   The Company has established a securities trading policy (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, certain Employees and Non-Employee Directors of the Company are prohibited from trading stock or other securities of the Company during certain “blackout periods” as described in the Policy. If, under the above provisions or the terms of the applicable Agreement, the last date on which an Option or SAR can be exercised falls within a blackout period imposed by the Policy, the applicable exercise period shall automatically be extended by this Section 10.2 by a number of days equal to the number of United States business days that the applicable blackout period is in effect. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall the term of any Option or SAR expire during an imposed blackout period.
10.3   Change in Control.
(a)   The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event that both a Change in Control and a cessation of the Participant’s service relationship with the Employer occurs or if the surviving entity in such Change in Control does not assume or replace the Award in the Change in Control. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid under the provisions of this Section 10.3 prior to when any or all such performance objectives are certified (or without regard to whether they are certified).
(b)   In the event of a Change in Control, the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation and adjusted as appropriate. In addition or in the alternative, the Committee may, in its discretion, cancel all or certain types of outstanding Awards at or immediately prior to the time of the Change in Control provided that the Committee either (i) provides that the Participant is entitled to a payment (in cash or shares) equal to the value of the portion of the Award that would be vested upon the Corporate Transaction, as determined below and to the extent there is any such value, or (ii) at least 15 days prior to the Change in Control (or, if not feasible to provide 15 days’ notice, within a reasonable period prior to the Change in Control), notifies the Participant that, subject to rescission if the Change in Control is not successfully completed within a certain period, the Award will be terminated and, if the Award is an Option, SAR or similar right, provides the Participant the right to exercise the portion of the Option, SAR or similar right that would be vested upon the Change in Control prior to the Change in Control. For this purpose, the value of the Award that would be vested upon the Change in Control shall be measured as of the date of the Change in Control and shall equal the value of the cash, shares or other property that would be payable to the Participant for such vested Award (or, if the Award is an Option, SAR or similar right, upon exercise of the vested

Award) less the amount of any payment required to be tendered by the Participant upon such exercise. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise price of such Option, SAR or similar right and may cancel each Option, SAR or similar right with an exercise price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such Option, SAR or similar right. For example, under this provision, in connection with a Change in Control, the Committee is permitted to cancel all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to the Change in Control if their vested Options had been fully exercised immediately prior to such Change in Control, less the aggregate Option Exercise Price that would have been payable therefor, or if the amount that would have been payable to the Option holders pursuant to such Change in Control if their vested Options had been fully exercised immediately prior thereto would be less than the aggregate Option Exercise Price that would have been payable therefor, the Committee can cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to this cancellation provision may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion. Any actions taken pursuant to this Section 10.3(b) shall be valid with respect to a 409A Award only to the extent that such action complies with Code section 409A.
ARTICLE 11 — BENEFICIARY DESIGNATION
To the extent permitted by the Committee, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Award is to be paid in case of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s beneficiary as determined under the Company’s 401(k) plan.
ARTICLE 12 — DEFERRALS
The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to RSUs, or the satisfaction of any requirements or objectives with respect to Performance Shares and Performance Units. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, which rules and procedures shall comply with Code section 409A. The deferral of Option and SAR gains is prohibited.
ARTICLE 13 — WITHHOLDING TAXES
13.1   Tax Withholding.   The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Plan or any Award.
13.2   Share Withholding.   Except as otherwise determined by the Committee or provided in the Agreement corresponding to an Award:

(a)   With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, upon the achievement of performance objectives related to Performance Shares or Performance Units, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in shares of Common Stock, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates (or at any greater rate that will not result in adverse accounting or tax treatment, as determined by the Committee). All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
(b)   A Participant may elect to deliver shares of Common Stock to satisfy, in whole or in part, the withholding requirement. Such an election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The Fair Market Value of the shares to be delivered will be determined as of the date the amount of tax to be withheld is determined. Such delivery must be made subject to the conditions and pursuant to the procedures established by the Committee with respect to the delivery of shares of Common Stock in payment of the corresponding Option Exercise Price.
(c)   A Participant who is classified by the Company as an officer at the time the tax withholding requirement arises with respect to his or her Restricted Stock or, to the extent settled in shares of Common Stock, his or her Restricted Stock Units, Performance Shares, Performance Units, Options or SARs, may elect to satisfy such withholding requirement by delivering payment of the tax required to be withheld in cash or by check on the date on which the amount of tax to be withheld is determined. Once made, the election shall be irrevocable.
ARTICLE 14 — AMENDMENT AND TERMINATION
14.1   Amendment or Termination of Plan.   The Board or the Committee may at any time terminate and from time to time amend the Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless such action is required by applicable law or any listing standards applicable to the Common Stock or the affected Participants consent in writing. To the extent required by Code section 422, other applicable law, and/or any such listing standards, no amendment shall be effective unless approved by the shareholders of the Company.
14.2   Amendment of Agreement.   The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Sections 14.3, 14.4 and 15.9, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Except for adjustments as provided in Sections 4.3 or in connection with a Change in Control , the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Awards or cancel outstanding Options or SARs with per share exercise prices that are more than the Fair Market Value at the time of such cancellation in exchange for cash, other awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
14.3   Dissolution or Liquidation.   Each outstanding Award shall terminate immediately prior to the consummation of the dissolution or liquidation of the Company, unless otherwise determined by the Committee.

ARTICLE 15 — MISCELLANEOUS PROVISIONS
15.1   Restrictions on Shares.   If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised in whole or in part (as applicable), no such Award may be paid out (as applicable) and no shares may be issued pursuant to such Award (as applicable) unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any listing standards applicable to the Common Stock and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.
Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable state, federal and foreign laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity.
15.2   Rights of a Shareholder.   Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, SAR, RSU, Performance Share or Performance Unit shall have any right as a shareholder with respect to any shares covered by such Award prior to the date of issuance to him or her or his or her delegate of a certificate or certificates for such shares or the date the Participant’s name is registered on the Company’s books as the shareholders of record with respect to such shares.
15.3   Transferability.   No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to a beneficiary in accordance with Article 11 or by will or the laws of descent and distribution. Unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no Award granted under the Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than upon the Participant’s death, to a beneficiary in accordance with Article 11 or by will or the laws of descent and distribution, and (ii) each Option and SAR outstanding to a Participant may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative (provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder). In the event of a transfer to a Permitted Transferee as permitted under this Section 15.3 or by the Committee, appropriate evidence of any transfer to the Permitted Transferee shall be delivered to the Company at its principal executive office. If all or part of an Award is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Award as the Participant. For the avoidance of doubt, any permitted transfer of an Award will be without payment of consideration by the Permitted Transferee.
15.4   No Fractional Shares.   Unless provided otherwise in the Agreement applicable to an Award, no fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award and any fractional share otherwise payable pursuant to an Award shall be forfeited.
15.5   No Implied Rights.   Nothing in the Plan or any Agreement shall confer upon any Participant any right to continue in the employ or service of the Employer, or to serve as a Non-Employee Director thereof, or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship at any time and for any reason. Unless otherwise determined by the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. An Award of any type made in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such Participant in that year or any subsequent year. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.
15.6   Expenses of the Plan.   The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan.
15.7   Compliance with Laws.   The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. It is the intent of the Company that the awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.
15.8   Recoupment/Clawback.   All Awards are subject to recoupment in accordance with the Company’s recoupment, clawback and/or recovery policies in effect from time to time. In addition, the Committee may include such recoupment, clawback and/or recovery provisions in an Agreement as the Committee determines necessary or appropriate.
15.9   Regulatory Requirements.   The grant and settlement of Awards under the Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.
15.10   Whistleblower Protection.   Nothing contained in this Plan or any Agreement (i) shall be deemed to prohibit any Participant from responding to a subpoena or order of a court or other governmental authority to testify or give evidence or engaging in conduct otherwise protected by the Sarbanes-Oxley Act; (ii) shall be deemed to prohibit any Participant from providing truthful information in good faith to any federal, state, or local governmental body, agency, or official investigating an alleged violation of any antidiscrimination or other employment-related law or otherwise gathering information or evidence pursuant to any official investigation, hearing, trial, or proceeding; (iii) is intended in any way to intimidate, coerce, deter, persuade, or compensate any Participant with respect to providing, withholding, or restricting any communication whatsoever to the extent prohibited under 18 U.S.C. §§ 201, 1503, or 1512 or under any similar or related provision of state or federal law; and (iv) is intended to require any Participant to provide notice to the Employer or its attorneys before reporting any possible violations of federal law or regulation to any governmental agency or entity (“Whistleblower Disclosures”) or to provide notice to the Employer or its attorneys after any Participant has made any such Whistleblower Disclosures.
15.11   Successors.   The terms of the Plan and outstanding Awards shall be binding upon the Company and its successors and assigns.
15.12   Tax Elections.   Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Code section 83(b).
15.13   Uncertificated Shares.   To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which shares of Common Stock are traded.

15.14   Compliance with Code Section 409A.   At all times, this Plan shall be interpreted and operated (i) with respect to 409A Awards in accordance with the requirements of Code section 409A, and (ii) to maintain the exemptions from Code section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a 409A Award to the extent such discretionary authority would conflict with Code section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that the Plan or a 409A Award provides for payment upon the recipient’s termination of employment as an Employee or cessation of service as an Non-Employee Director, the 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code section 409A. To the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a change in control. To the extent that this Plan or a 409A Award provides for payment upon the recipient’s Disability, then such payment shall not be made unless the recipient’s Disability also constitutes disability within the meaning of Code section 409A(a)(2)(C). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability (and other Participant rights that are tied to a Disability, such as vesting, shall not be affected by the prior sentence). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability. To the extent an Award is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award. In the event that an Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.
15.15   Legal Construction.
(a)   If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.
(b)   Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c)   To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice of law provisions. Unless otherwise provided in the applicable Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the Federal and state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or such Agreement.

Columbia Financial, Inc.

COLUMBIA FINANCIAL, INC
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O.BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/05/2019 for shares held directly and by 11:59 P.M. ET on 06/05/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/05/2019 for shares held directly and by 11:59 P.M. ET on 06/05/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following two directors:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Thomas J. Kemly   02 Henry Kuiken

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 To approve the Columbia Financial, Inc. 2019 Equity Incentive Plan.	☐	☐	☐
3 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2019.	☐	☐	☐

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

JOB #

Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

0000420655_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

COLUMBIA FINANCIAL, INC
Annual Meeting of Shareholders
June 6, 2019 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoints E. Thomas Allen, Jr. and Dennis E. Gibney, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COLUMBIA FINANCIAL, INC that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 10:00 AM, local time on June 6, 2019, at the Sheraton Mahwah Hotel located at 1 International Boulevard, Route 17 North, Mahwah, NJ 07495, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000420655_2 R1.0.1.18

April 22, 2019

NOTICE TO ESOP AND 401(k) PLAN PARTICIPANTS
REGARDING VOTING AT THE 2019 ANNUAL MEETING OF SHAREHOLDERS

In connection with the 2019 annual meeting of shareholders of Columbia Financial, Inc. (the “Company”), which will be held on June 6, 2019, you will be receiving a proxy card to vote the shares of Company common stock (including shares you hold under the Columbia Bank Savings and Investment Plan (the “401(k) Plan”) and/or the Columbia Bank Employee Stock Ownership Plan (the “ESOP” and, together with the 401(k) Plan, the "tax-qualified plans")) at the annual meeting.

To access the number of shares of Company common stock that were credited to your 401(k) Plan account as of the record date for the annual meeting, please visit www.newportgroup.com. To determine the number of shares of Company common stock that have been allocated to you under the ESOP as of the record date for the annual meeting, please refer to your 2019 ESOP statement which reflects your allocation for the 2018 plan year.

Because you are a participant in the 401(k) Plan and/or the ESOP, you have the right to direct Newport Trust Company, the trustee for the tax-qualified plans (the "Trustee"), on how to vote the shares of Company common stock credited to you under the tax-qualified plans as of the record date for the annual meeting on each of the matters to be presented at the annual meeting. Accordingly, your proxy card, when properly executed and dated, will be voted by the Trustee as you direct with respect to any shares of Company common stock you hold under the tax-qualified plans as of the record date for the annual meeting. If you do not direct the Trustee how to vote the shares of Company common stock credited to your plan account(s) by 11:59 p.m., Eastern Daylight Time, on May 30, 2019, the Trustee will vote the shares held in the tax-qualified plans in the same proportion as the voting instructions it receives from other participants as of that date and time.

US2008 15423571 2